INLAND REVENUE AUTHORITY OF SINGAPORE

Original

Certificate of Stamp Duty

Stamp Certificate Reference	:	**033053-01LA4-1-598895419**
Stamp Certificate Issued Date	:	**10/07/2019**
Applicant's Reference	:	**X-15/1092/100000218**
Document Reference Number	:	**2019070101419 ver. 1.0**
Document Description	:	**Tenancy Agreement (Ad valorem)**
Date of Document	:	**27/06/2019**

Property	:	Please refer to **Annexure 1** for complete list of properties
Lessor/ Landlord	:	CHINA CLASSIC PTE LTD (UEN-LOCAL CO - 199503375W)
Lessee/ Tenant	:	ENTREPRENEUR RESORTS PTE. LTD. (UEN-LOCAL CO - 201401290W)
Stamp Duty	:	S$ 11,282.00
Total Amount	:	**S$ 11,282.00**

To confirm if this Stamp Certificate is genuine, you may do an authenticity check at https://estamping.iras.gov.sg.

INLAND REVENUE
AUTHORITY
OF SINGAPORE

Original

Certificate of Stamp Duty

Stamp Certificate Reference	:	**033053-01LA4-1-598895419**
Stamp Certificate Issued Date	:	**10/07/2019**
Applicant's Reference	:	**X-15/1092/100000218**
Document Reference Number	:	**2019070101419 ver. 1.0**
Document Description	:	**Tenancy Agreement (Ad valorem)**
Date of Document	:	**27/06/2019**

Annexure 1

List of properties

1. 7 AMOY STREET #01-01, SINGAPORE 049949
2. 8 AMOY STREET #01-01, SINGAPORE 049950
3. 9 AMOY STREET #01-01, SINGAPORE 049951
4. 10 AMOY STREET #01-01, SINGAPORE 049952
5. 11 AMOY STREET #01-01, SINGAPORE 049953
6. 12 AMOY STREET #01-01, SINGAPORE 049954
7. 13 AMOY STREET #01-01, SINGAPORE 049955

To confirm if this Stamp Certificate is genuine, you may do an authenticity check at https://estamping.iras.gov.sg.

ORIGINAL

Far East Organization
INSPIRE BETTER LIVES

Dated this 27 JUN 2019

Between

CHINA CLASSIC PTE LTD
(UEN: 199503375W)

... Landlord

And

ENTREPRENEUR RESORTS PTE. LTD.
(UEN: 201401290W)

... Tenant

TENANCY AGREEMENT

7 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049949

8 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049950

9 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049951

10 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049952

11 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049953

12 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049954

13 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049955

1092/100000218

THIS AGREEMENT is made on 27 JUN 2019

Between the Landlord and the Tenant who are described in Schedule 1.

WHEREBY IT IS AGREED as follows:

1. GRANT OF LEASE

1.1 Term

In consideration of the rent set out hereunder and subject to the covenants and conditions herein, the Landlord shall grant and the Tenant shall accept a tenancy of the premises ("**Premises**") estimated to contain the floor area ("**Area**") in the building ("**Building**"), for the term ("**Term**"), as described in Schedule 1 TOGETHER with the right to use with others the common facilities and common areas of the Building, and subject to all easements thereto.

1.2 Rent

(a) Subject to Clause 1.2(d) and (e) below, the rent ("**Rent**") payable for each month during the Term is set out in Schedule 1.

(b) The Fixed Rent shall be due and payable in advance on the first day of each month during the Term without demand, deduction or set-off. Where the Term does not commence on the first day of a month, the Fixed Rent, and any other charges payable under this Agreement shall be pro-rated accordingly. The Landlord's statement in writing as to the pro-rated payments due from the Tenant shall be binding and conclusive on the Tenant.

(c) (Where Percentage Rent is applicable) The Percentage Rent for each month shall be calculated in arrears at the end of each month and, for the last month of the Term, at the expiration or sooner determination of the Term, based on the turnover report ("**Turnover Report**") delivered by the Tenant in accordance with the provisions of the Gross Sales Turnover as set out in Schedule 4. The Percentage Rent shall be payable within the first twenty one (21) days following the expiry of each such month, or the expiration or sooner determination of the Term (as the case may be).

(d) The Landlord shall be entitled from time to time to increase or revise the Service Charge to cover increases in the cost of maintenance or other services. The increase in Service Charge shall be chargeable and payable with effect from the date specified in the Landlord's notice to the Tenant, which notice shall be binding and conclusive on the Tenant.

(e) The Landlord shall be entitled from time to time to increase or revise the Advertising & Promotion Fee to cover the cost of organising and providing advertising and promotional activities for the retail precinct in the Building. The increase in Advertising & Promotion Fee shall be chargeable and payable with effect from the date specified in the Landlord's notice to the Tenant, which notice shall be binding and conclusive on the Tenant.

1.3 Fitting Out

(a) The Landlord shall hand over the Premises to the Tenant in the condition described in Annexure B for the purposes of fitting out. The Tenant may carry out renovations, alterations and additions to the Premises ("**Fitting Out Works**") during the fitting out period stated in Schedule 1 ("**Fitting Out Period**"), at its own cost SUBJECT TO prior written approval being obtained from the Landlord, the management corporation of the Building ("**MC**"), if any, and the relevant authorities. The Tenant shall and shall procure that its contractors shall, comply with the

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provisions of the manual on fitting out works ("**Fitting Out Manual**") furnished by the Landlord and all the rules and regulations of the Building. All expenses and fees charged by the architects, engineers or consultants engaged by the Landlord or any other fees that may be imposed by the relevant authorities in relation to the Fitting Out Works shall be borne by the Tenant. Any delay in completing the Fitting Out Works shall not be a ground for the delay of the commencement of the Term. For the purpose of the Fitting Out Works, the Tenant shall engage the services of suitably qualified registered persons (hereinafter referred to as the "Consultants") to design and supervise the Fitting Out Works. The Tenant shall engage the Landlord's Consultants at the Tenant's expense, save where the Landlord agrees to the Tenant's appointment of Consultants other than the Landlord's Consultants. For avoidance of doubt, this clause shall apply at all times hereafter and regardless of whether the Tenant's Fitting Out Works are conducted before or after the issuance of the Temporary Occupation Permit ("TOP") and/or Certificate of Statutory Completion ("CSC") in respect of the Building.

(b) The Tenant shall not commence business at the Premises during the Fitting Out Period (whether or not the Fitting Out Works have been completed) without prior written consent of the Landlord.

1.4 Floor Area

If the floor area of the Premises in Schedule 1 ("**Initial Floor Area**") is subject to survey, after the survey by the Landlord's surveyor, the monthly Base Rent, Service Charge and Advertising & Promotion Fee, the Security Deposit and other charges calculated on the floor area of the Premises shall be adjusted accordingly. The adjustment will apply retrospectively to the Base Rent, Service Charge and Advertising & Promotion Fee paid from the Commencement Date. If the surveyed area is bigger than the Initial Floor Area, the Tenant shall pay the shortfall in the amount of Base Rent, Service Charge, Advertising & Promotion Fee and Security Deposit within seven (7) days of the Landlord's notice of the adjustment to the Tenant. If the surveyed area is smaller than the Initial Floor Area, the excess Base Rent, Service Charge, Advertising & Promotion Fee and Security Deposit (if paid in cash) paid will be credited into the Tenant's account with the Landlord and applied to pay the Base Rent and Service Charge, Advertising & Promotion Fee next payable and other outstanding charges payable to the Landlord. The determination of the floor area by the Landlord's surveyor is final and binding on the parties (except for manifest error). If the floor area in Schedule 1 is not subject to survey, it will be the agreed area ("**Agreed Area**") and shall be final and binding on the parties. There will be no adjustment of the floor area, Base Rent, Service Charge, Advertising & Promotion Fee, Security Deposit and all other amounts calculated based on the floor area, even if a subsequent survey shows that the actual floor area of the Premises is bigger or smaller than the Agreed Area.

2. TENANT'S COVENANTS

The Tenant hereby covenants with the Landlord as follows:

2.1 Rent

To pay the Rent at the time and in the manner set out in this Agreement without any demand, deduction or withholding whatsoever and without exercising or seeking to exercise any right or claim to legal or equitable set-off.

2.2 Security Deposit

(a) To pay a deposit in the amount and manner stated in Schedule 1 ("**Security Deposit**") on or before the execution of this Agreement as security against the breach by the Tenant of any of the covenants of this Agreement which Security Deposit shall be maintained at a sum based on the formula prescribed in Schedule 1 at all times and shall be repayable without interest, subject

INITIALS	
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to appropriate deductions which the Landlord is entitled to hereunder, including the right to set off against the Security Deposit paid or any part thereof, the Rent or any other sums due and owing and payable to the Landlord from the Tenant under this Agreement or any other agreement or transaction, within thirty (30) days of the expiry or termination of this tenancy or the full settlement by the Tenant of all amounts payable by the Tenant to the Landlord, whichever is the later.

(b) In the event of any increase in Service Charge and/or Advertising & Promotion Fee, to pay a further amount so that the Security Deposit shall at all times be equal to the requisite sum based on the formula prescribed in Schedule 1.

(c) Not to set off the Security Deposit or any part thereof against any payment payable by the Tenant to the Landlord.

(d) In the event that the Landlord assigns its interest in the Premises to any party, to accept any assignee of the Landlord as its new landlord and to release the Landlord from all its obligations under the provisions of this Agreement, in particular, the obligation to refund the Security Deposit and any other sums pursuant to the terms of this Agreement, upon the assignment of the tenancy and the transfer of the Security Deposit and such other sums to the assignee and if required by the Landlord, to execute all necessary documents to facilitate such assignment and transfer.

2.3 GST and other Taxes

To pay whatever amount(s) of tax charged or chargeable under the Goods and Services Tax Act (Cap. 117A) in relation to any sums payable by the Tenant under this Agreement or any other levies or taxes that may be imposed by the Government or the relevant authorities thereon, as set out in the Landlord's invoice, which amount(s) shall be binding and conclusive on the Tenant.

2.4 Property Tax Increases

To pay the Landlord upon demand any additional property tax levied in relation to any period during the Term (whether the additional property tax is due to an increase in valuation, an increase in the rate of property tax or due to any other reason), which is in excess of property tax payable as at the commencement of the Term, as may be apportioned by the Landlord as attributable to the Premises, by way of the Landlord's statement in writing, which amount shall be binding and conclusive on the Tenant as due and payable, this covenant to survive the expiry or termination of this Agreement.

2.5 Interest on Late Payments

To pay the Landlord late payment penalty at the rate of one point five per cent (1.5%) per month which is punitive in nature in respect of any outstanding amount payable under this Agreement from the date such amount becomes due until payment in full has been received by the Landlord (before as well as after judgment).

2.6 Indemnity

To indemnify and keep the Landlord indemnified against all claims, demands, writs, summonses, actions, suits, proceedings, claims, fines, judgment, orders, decrees, damages, costs, losses, and expenses of any nature whatsoever:

(a) which the Landlord, its officers, employees, agents and/or contractors may suffer or incur or for which the Landlord, its officers, employees, agents and/or contractors may be held liable as a result of any act neglect, default, breach or non-compliance with or of any provisions or clauses of this Agreement by the Tenant or its employees, agents, contractors or invitees. ;

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(b) which the Landlord, its officers, employees, agents and/or contractors may suffer or incur in connection with loss of life personal injury and/or damage to property arising from or out of any occurrence in upon or at the Premises or the use of the Premises or any part thereof by the Tenant or its employees, agents, contractors or invitees;

(c) to the Premises or the Building arising from the Tenant or its employees, agents, contractors or invitees and in particular but without limiting the generality of the foregoing arising from the use or misuse, waste or abuse of water, gas or electricity of faulty fittings or fixtures of the Tenant or its employees, agents, contractors or invitees.

(d) which the Landlord, its officers, employees, agents and/or contractors may suffer or incur arising from the loading, unloading, use of any dangerous goods or materials whether or not the same has been done with the consent of the Landlord or otherwise; and/or

(e) if applicable, which the Landlord, its officers, employees, agents and/or contractors may suffer or incur in respect of any consent or approval given by the Landlord to the Tenant leading to delays in the issuance of the TOP or CSC for the Building.

2.7 Permitted Use

At all times to use the Premises for the Permitted Use as stated in Schedule 1 and for no other purposes whatsoever, and to comply fully with the Merchandising Plan in Annexure C (including the menu, if any, attached to the Merchandising Plan) and ensure that all the necessary approvals, consents licences and permits from the relevant authorities are valid and subsisting in respect of and/or relating to the Permitted Use, and not to use or permit or suffer the Premises to be used as a residence or sleeping place.

2.8 Specified business operating hours

With effect from the commencement of the Term (or such earlier date as the Landlord may approve for commencement of business), to keep the Premises open for business every day, during the hours specified in Schedule 1 or such other business hours that the Landlord may stipulate over such periods of time as the Landlord may in its discretion consider to be in the best interests of the Building. For each day when the Premises are not kept opened for business during the requisite hours or any part of the requisite hours, to pay to the Landlord an amount equivalent to one (1) day's Fixed Rent at the rate then applicable or S$100 whichever is the higher as agreed liquidated damages.

2.9 No alterations without Landlord's prior consent

Not to alter or make any additions or installations in the Premises or any part thereof (including alterations to the existing installations and fittings as at handover of the Premises from the Landlord) without the Landlord's and/or, where applicable, the MC's prior written consent and to ensure at its own costs that all alterations additions and installations to the Premises shall be in compliance with the relevant authorities' approvals and all applicable legislation, the provisions of the Fitting Out Manual and all the rules and regulations of the Building; and in connection with the alterations, additions and/or installations, to pay all professional fees charged by the Landlord's architects, mechanical, electrical and structural engineers and consultants for reviewing and approving the plans, specifications, materials and providing necessary supervision of all works carried out to ensure compliance with approved plans and all other professional fees, costs, charges and expenses (including and without limitation any government fees or charges) incurred by the Landlord in connection therewith.

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2.10 Displays

To maintain the frontage and interior of the Premises and the display of merchandise to such standards as is in keeping with the image and positioning of the retail mall in the Building and in compliance with such conditions as the Landlord may prescribe, and to make such changes to the displays and layouts and any parts of the Premises visible from the exterior of the Premises, as the Landlord may direct.

2.11 Signage

Not to affix, erect, exhibit, display or otherwise place any name-plate, signboard, placard, poster, banner, advertising material, device, furnishing, ornament, object, illuminated sign, display of lights, embellishments, decoration or any other thing whatsoever in or about any part of the interior or exterior of the Building, or at or on any part of the Premises that is visible from the outside of the Premises, without the Landlord's and/or, where applicable, the MC's prior approval in writing and in accordance with the Landlord's or the MC's requirements; and to permit the Landlord to remove all items not in compliance with this covenant and pay the Landlord upon demand the cost and expenses of so doing, such costs and expenses to be recoverable by the Landlord as a debt from the Tenant.

2.12 No installations which cause interference

Not to install or use any type of installations machines or apparatus or bring onto the Premises anything that (a) exceeds the permissible loading for the Premises, or (b) may cause or causes surges, vibrations, interference or disturbances whatsoever which in any way affects directly or indirectly the operations of the Landlord or any party in the Building or in the vicinity. In this connection, to allow the Landlord or any authorised persons to inspect at all reasonable times, any part or thing in the Premises and to remove such installations machines or apparatus or to take suitable measures, at the Tenant's costs, to (i) distribute the floor loading, or (ii) to eliminate or reduce such surges, vibrations, interference or disturbances to the Landlord's satisfaction.

2.13 Obligation to upkeep Premises

To keep the whole of the Premises and everything therein including but not limited to the drainage pipes, air conditioning system, floor traps, sanitary and water apparatus, ventilation systems, exhaust fans and the Landlord's fixtures and fittings, if any, and the wall and ceiling surfaces, doors, glass panels and windows thereof clean, in good and tenantable repair and good and proper working condition and free from all pests at all times.

2.14 To Maintain Fire Fighting Equipment

To maintain and keep all the sprinklers in the Premises as well as the fire extinguishers installed within the Premises operational and in good proper working order at all times and also to comply with all laws, rules and regulations of the relevant authorities in respect of all fire fighting equipment and fire safety measures in relation to the Premises.

2.15 Waste Disposal

To ensure that all waste (including pollutants fumes and grease) generated at the Premises is properly, safely and efficiently discharged through the centralized waste disposal and exhaust/grease trap systems provided for the Building and to also ensure that such waste discharge shall not cause any nuisance to the adjoining premises or any part of the Building, and if there is a failure to perform this covenant, to permit the Landlord (who may but shall not be under any obligation to do so) to carry out or cause to be carried out such remedial measures as it thinks necessary and all costs and expenses incurred thereby shall forthwith be recoverable from the Tenant as a debt.

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2.16 Access to be given to Landlord to enter the Premises

To permit the Landlord or (where applicable) the MC, its agents, servants and surveyors with or without workmen or others with all necessary appliances and tools to enter upon the Premises or any part thereof at all reasonable times upon notice and in an emergency to enter immediately, for the purpose of viewing the condition or state of repair thereof and the condition of service, fixtures and fittings therein or for doing such works, repairs, and things in connection therewith or with other portions of the Building not conveniently accessible otherwise than from or through the Premises, including structural or external repairs or works, as the Landlord or (as the case may be) the MC may think fit.

2.17 Landlord to carry out repairs where Tenant fails to

Upon being given notice by the Landlord specifying any work or repairs necessary to be done, to execute the same immediately and if such work or repairs are not executed by the Tenant within the time specified by the Landlord in the Landlord's notice, then to permit the Landlord (who may but shall not be under any obligation so to do) to enter upon the Premises and execute such work or repairs, the cost and expenses of which shall be a debt due from the Tenant to the Landlord and be immediately recoverable. If so required by the Landlord, to remove anything so as to facilitate the Landlord's execution of the said repairs and works, failing which, the Landlord may remove the same and all costs and expenses incurred thereby shall be recoverable from the Tenant as a debt.

2.18 Tenant to give Notice to Landlord of Defect

To give the Landlord prompt notice in writing of (a) any accident, defect, damage or want of repair in the Premises, or of any services to or fixtures or fittings in the Premises, and (b) any circumstances which may be amiss or likely to be or cause any danger risk or hazard to the Premises, the Building or any person therein. Such notice shall not be construed as relieving the Tenant of any of its obligations hereunder.

2.19 Infectious Diseases

To give the Landlord prompt notice of any infectious diseases or illnesses occurring in or around the Premises and at its own expense, fumigate and disinfect the Premises thoroughly and take such action or steps as may be required by the Landlord and/or the relevant authorities relating to such infectious diseases or illnesses, to the satisfaction of the Landlord and/or the relevant authorities.

2.20 No Pets or other Nuisance to be caused

Not to permit pets or any live birds and animals to be kept at the Premises or to do or suffer to be done upon the Premises or any part thereof anything whatsoever which is or may, or which in the opinion of the Landlord is or may at any time be or become a danger, nuisance or an annoyance to or interference with the operations, business, enjoyment, quiet or comfort of the occupants of adjoining premises, the Building or in the vicinity.

2.21 No cooking allowed

Unless otherwise provided in this Agreement, not to cook or permit the cooking of food in the Premises or any part of the Building save with the prior written consent of the Landlord and subject to such conditions as may be imposed by the Landlord.

2.22 No Illegal or immoral use

Not to use or permit to be used the Premises for any illegal or immoral purpose.

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2.23 No Combustible Substances

Not to use, load, unload, keep, or suffer to be loaded, unloaded, used or stored in the Premises or any part thereof any liquids, goods, materials or things of an offensive or explosive or a dangerous, corrosive, toxic or combustible nature without the prior consent in writing of the Landlord.

2.24 Not to Void Landlord's insurance

Not to do or suffer to be done on or in the Premises anything whereby the insurances of the same or the Building may be rendered void or voidable or whereby the premium thereon may be increased and to repay to the Landlord or where applicable, the MC, on demand all sums paid by the Landlord by way of increased premium and all costs and expenses incurred by the Landlord or the MC in connection with insurance rendered necessary by a breach or non-observance of this covenant without prejudice to any other rights and remedies available to the Landlord.

2.25 No solicitation in common areas

Not to solicit business in the parking or other common areas of the Building nor distribute pamphlets or other advertising matter in motor or other vehicles parked in the parking area or in any other common areas of the Building or display advertising material except in such manner and under such conditions as may be approved from time to time by the Landlord.

2.26 Not to cause obstruction in common areas

Not to permit its trade or delivery vehicles and those of its suppliers or others with whom it has dealings, to be driven, parked or stopped at any place or time within or around the Building except at the designated loading dock(s) or such other place(s) and at such time(s) as the Landlord, or where applicable, the MC, may specifically allow, subject to such conditions as may be imposed, including but not limited to the payment of parking charges, and not to obstruct in any manner howsoever the entrances exits and driveways in and to the common parking areas and also the pedestrian footways in or to the common areas of the Building or any other part of the common areas of the Building and further, to comply with any direction of the Landlord or the MC to remove and clear from the said common or public areas, car park, loading or unloading bays or any part thereof, any vehicles, trolleys, materials, goods or articles of whatever nature and description belonging to or left there by it and others related to it, failing which the Landlord may, but shall not be under any obligation to do so, remove and dispose of the same, at the Tenant's cost and expense.

2.27 No closing down sale/sale by auction/round the year sale

Not to effect any sale by auction, closing down sale, round the year and/or removal sale in the Premises, the Building or in the common areas, without the Landlord's written consent.

2.28 Compliance with Laws

To comply with the provisions of all statutes and subsidiary legislation for the time being in force and all governmental requirements relating to the occupation and use of the Premises and/or the Building (including the operations, business, trade or industry carried out or conducted therein), and to perform and observe any direction, order, notice or requirement issued by the authorities.

2.29 Utilities and other Charges

To make arrangements for and pay all existing and future charges and outgoings for the supply of all water electricity, gas and any water-borne sewerage system charged by the relevant authorities and payable in respect of the Premises at the Tenant's own cost and expense. In addition also to make direct applications to the relevant authorities or service providers and pay for the installation and

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operation of all media and telecommunication facilities and pay all charges, levies and taxes relating thereto. In the event that the electricity or any other charges in respect of the Premises are paid by the Landlord or the MC (where applicable), the Tenant shall reimburse the Landlord or the MC upon receipt of the notice in respect thereof, which notice shall be binding and conclusive on the Tenant.

2.30 Tenant to agree to bulk purchase of electricity or gas

Where the Landlord or the MC, if any, at its discretion decides to purchase electricity or gas in bulk for the Building, to sign the requisite consent or relevant portion of the application by the Landlord or the MC to the relevant authorities or supplier, if required, and to make arrangements for and pay the charges as stipulated by the Landlord's or the MC's appointed electricity/gas supplier for all electricity/gas consumed at the Premises.

2.31 Additional Air-conditioning Supply (where under Landlord or MC control)

To pay to the Landlord or the MC (where applicable) charges for any additional supply of air-conditioning to the Premises outside the prescribed hours, at such rates as may be determined by the Landlord or, where applicable, the MC from time to time, which charges shall be payable every month in advance on the same dates and in the same manner as for the Rent or on such other dates as may be notified to the Tenant.

2.32 Tenant to insure

To take out and maintain in the joint names of the Landlord and the Tenant, with a reputable insurer agreeable to the Landlord:

(a) a comprehensive public liability insurance policy against the claims for personal injury, death or property damage or loss arising out of all operations of the Tenant at the Premises for an amount not less than S$1 Million, or such other amount as the Landlord may prescribe from time to time, for any one occurrence, such policy to be without limit on the number of times of claims, to include a cross indemnity clause and to be taken out with a reputable insurer agreeable to the Landlord;

(b) insurance against damage to all plate glass, fixtures fittings and installations in the Premises which the Tenant is obliged under the provisions of this Agreement to upkeep, to their full replacement value; and

(c) an appropriate fire and all risks insurance policy to cover the Tenant's property in the Premises;

and when requested by the Landlord, to promptly forward copies of the complete policies and receipts evidencing due payment of the premiums, to the Landlord. All policies of insurance required to be effected by the Tenant shall in addition contain a provision for waiver of subrogation against the Landlord.

2.33 Compliance with Building Rules and Regulations

To comply, at its sole costs, and to ensure that its agents, invitees, licensees and contractors, comply with the rules and regulations applicable to the Building ("**Building Rules**") including but not limited to the by-laws of the Building and the regulations and terms applicable to the common areas of the Building, and all revisions and amendments made thereto from time to time. In the event of any inconsistency between the Building Rules and the terms of this Agreement, the provisions of this Agreement shall prevail.

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2.34 Restriction of Use of Building Name and Image

Not without the Landlord's prior written consent to use the name of the Building or any picture or likeness of the Building or the Premises in its registered or trading name or for any advertising purposes other than as the address and place of business of the Tenant.

2.35 No assignment or subletting or abscondment

Not to assign, sublet, grant a licence or part with the possession or occupation of the Premises or any part thereof or assign this Agreement without the Landlord's prior written consent, or leave the Premises or any part thereof vacant and unoccupied at any time, and for the purposes of this clause, (where the Tenant is a sole proprietorship or partnership) a change in the sole proprietor, partners of a firm or (where the Tenant is a company) any change in the shareholding (whether registered or beneficial), voting rights, control or management of the company, shall be deemed an assignment of this Agreement.

2.36 No gaming, wagering or betting allowed

Not to use or carry on or permit to be used or carried on in or upon the Premises any form of gaming, wagering or betting business or activity regardless whether all the necessary approvals, consents, licences and permits from the relevant authorities on such form of business or activity are obtained valid and subsisting.

2.37 No caveats to be lodged by Tenant and Landlord not compelled to subdivide

Not to register this Agreement nor lodge a caveat in respect of this Agreement with the Registry of Titles or Deeds of the Singapore Land Authority whether before or during the Term and not to compel the Landlord to subdivide any part of the Building or do anything which could result in the Landlord being required to subdivide the Building or any part thereof.

2.38 Yielding up in repair at end of Term

(a) On the expiry or any earlier termination of the Term, to yield up the Premises (together with all the Landlord's fixtures and fittings thereto) in good and substantial repair and condition to the satisfaction of the Landlord, duly cleansed and fully restored in all respects (including and not limiting to works required to remove the alterations, additions or installations to or in the Premises previously made whether or not in accordance with the terms of this Agreement) to the state and condition as set out in Annexure B unless otherwise directed by the Landlord, which reinstatement shall include the repainting of the Premises and any other reinstatement works required by the Landlord. If the Tenant shall fail to observe and perform this covenant the Landlord may execute any of such cleansing, restoration and reinstatement works and recover the costs and expenses thereof from the Tenant together with all Rent, and other amounts which the Landlord would have been entitled to receive from the Tenant had the period within which such cleansing, restoration and reinstatement were effected by the Landlord been added to the Term.

(b) The Tenant shall only commence reinstatement works to and at the Premises during such time prior to the expiry or any earlier termination of the Term prescribed by the Landlord ("**Reinstatement Period**") specified in Schedule 1, or otherwise approved by the Landlord. The Tenant shall continue to keep the Premises open for business every day during the requisite hours provided in this Agreement up to the commencement of the Reinstatement Period failing which the Tenant shall pay to the Landlord such amount calculated as set out in Clause 2.8 of this Agreement as agreed liquidated damages.

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2.39 Right to View

At any time upon the Landlord's prior notice, to permit persons with written authority from the Landlord or the Landlord's agent or representative at reasonable times to enter upon and view the Premises or any part thereof.

2.40 Costs and Disbursements

To pay the stamp duty on this Agreement and pay all costs, disbursements, fees and charges, legal or otherwise, incurred by the Landlord in connection with the preparation stamping and issue of this Agreement and any other or future documents or deeds supplementary collateral or in any way relating to this Agreement; and in addition, to pay all costs, disbursements and fees, legal or otherwise, including the Landlord's solicitors' costs on a full indemnity basis, incurred by the Landlord in connection with the enforcement of the terms, covenants and stipulations of this Agreement.

2.41 Authorisation

To ensure that the Tenant has full power and authority to enter into, execute and perform this Agreement.

2.42 Point of Sale System

To comply with the following in relation to the Point of Sale ("POS") System implemented or to be implemented by the Landlord for the Building:

(a) To subscribe to the Landlord's POS System or at the Tenant's own costs, arrange for and ensure that the Tenant's own POS System is operationally interfaced with the Landlord's POS System by the commencement of the tenancy and pay the monthly charge specified in Schedule 1 (which may be revised by the Landlord from time to time) to the Landlord with effect from the commencement of the tenancy.

(b) To cause to be recorded in the Landlord's POS System all sales and transactions carried out in the course of its business at or from the Premises so as to transmit the Tenant's daily gross sales data to the Landlord via the POS System in the Landlord's prescribed format and to be bound by the Landlord's requirements relating to the POS System from time to time made known in writing to the Tenant.

(c) In the event that gross sales data on the Tenant's operations at or from the Premises is not available or accessible to the Landlord through the Landlord's POS System for whatever reason for any particular period of time during the Tenant's operations at the Premises including any hold over period, or in any event as and when the Landlord so requires it, to submit to the Landlord manual records of the Tenant's daily gross sales data for the relevant period required by the Landlord in the format and at monthly or such other reasonable intervals as may be prescribed by the Landlord.

(d) To allow the Landlord access to the POS System at the Premises to analyse detailed data in connection with the Tenant's operations at the Premises (over and above the sales data that the Landlord already has access to), if required by the Landlord, which data the Landlord shall keep in the strictest confidence and shall not divulge any part thereof to third parties save where required by law.

2.43 Music

Not to do or produce or suffer or permit to be done or produced any music noise (including sound produced by broadcasting from television, radio or any apparatus or instrument capable of producing

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or reproducing music and sound) or other acts or things in or on the Premises which is/are or may be a nuisance or annoyance to the Landlord or the other tenants or occupiers of the Building or to the owners, tenants and occupiers of adjoining and neighbouring properties.

2.44 Confidentiality

To keep confidential and not at any time to disclose or permit to be disclosed the terms of this Agreement, or any negotiations, discussions or agreements for a renewal of this Agreement or any matter in relation to this Agreement without the prior written consent of the Landlord or as required by law or to the extent that such information has become public knowledge not due to the Tenant's breach of this undertaking.

2.45 Permission For Prospects To Enter And View

The Tenant shall permit intending tenants, purchasers and other authorised persons from the Landlord, upon reasonable notice being given to the Tenant, to enter and view the Premises at all reasonable times of the day.

3. LANDLORD'S COVENANTS

The Landlord covenants with the Tenant as follows:

3.1 Quiet Enjoyment

That the Tenant paying the Rent and all other sums payable hereunder, and performing the Tenant's covenants and observing the terms and conditions herein contained, may lawfully and peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord, except as specifically provided herein.

3.2 Property Tax

To pay the property tax in respect of the Premises, save as otherwise expressly provided in this Agreement.

3.3 Management of the Building

(a) If there is no MC constituted for the Building, to control, manage, administer, maintain and keep the common property of the Building in a state of good and serviceable repair; and provide air-conditioning services, lift services, electricity for the lighting of the passages, corridors, staircases, toilets and other common areas of the Building, and water for the common water-closets and toilet facilities in the Building during the hours as designated by the Landlord from time to time.

(b) If an MC is constituted for the Building, to pay the management fund contribution levied by the MC, and the Tenant shall liaise with the MC on matters relating to the common property of the Building and the services and amenities provided by the MC for the occupiers of the Building.

4. OTHER TERMS AND CONDITIONS

4.1 Right of Re-entry and Termination

If and whenever:

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(a) the Rent or any part thereof or any other sums payable under this Agreement remains unpaid for seven (7) days after becoming payable, irrespective of whether formal demand has been made; or

(b) the Tenant fails to comply with any of the terms, covenants or stipulations that it is required to perform or observe (other than the non-payment mentioned in Clause 4.1(a)) and such non-compliance, if capable of being remedied, is unremedied seven (7) days after the Landlord gives a written notice of such non-compliance; or

(c) the Tenant ceases or threatens to cease business at the Premises; or

(d) where the Tenant is a sole proprietor or partnership and has failed to renew its Certificate of Registration or been struck off the Register of Businesses; or

(e) the Tenant makes or takes any step to make any assignment for the benefit of its creditors; or enters into any arrangement with its creditors by composition or otherwise; or suffers any distress or execution to be levied on its assets or goods; or

(f) the Tenant passes resolutions or takes any step or has any petition or application presented against it for its bankruptcy or winding up or for a liquidator, judicial manager, receiver or similar officer to be appointed to it or over its assets;

then, in any of such cases, without prejudice to any right of action or remedy of the Landlord in respect of any breach of any terms, covenants or stipulations herein contained, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises or any part thereof in the name of the whole and thereupon the tenancy hereby created shall absolutely cease and terminate.

Additionally, without prejudice to any other rights and remedies available to it, the Landlord shall also be entitled to deduct from the Security Deposit and any other deposit paid by the Tenant hereunder, such amounts necessary to compensate the Landlord for loss of Rent and any other monies payable by the Tenant to the Landlord under this Agreement, expenses and losses consequential upon the pre-mature termination of the tenancy hereby created and to recover from the Tenant any sum which would have been paid as Rent during the Fitting Out Period, if any, or of any rent-free period or any sum for any reason rebated or waived by the Landlord or any privileges granted by the Landlord to the Tenant.

4.2 Disposal of Property

Any property which the Tenant has failed to remove from the Premises at the time the tenancy has terminated, shall be deemed property belonging wholly to but abandoned by the Tenant and, without being liable to the Tenant in any way, the Landlord shall have the right to dispose of any such property at the cost and expense of the Tenant, at such time, in such manner and at such price as the Landlord shall think fit and the Tenant shall reimburse the Landlord all costs and expenses of effecting the same. The Landlord may apply the net proceeds (if any) of any disposal towards any sums due to the Landlord by the Tenant hereunder. The Tenant shall indemnify the Landlord against any liability incurred by it to any third party whose property shall have been dealt with or disposed of by the Landlord in the bona fide mistaken belief (which shall be presumed unless proven otherwise) that such property belonged to the Tenant and was liable to be dealt with as such pursuant to this clause.

4.3 Termination (for Redevelopment or Refurbishment etc)

(a) In the event that the Landlord, in its absolute discretion, decides to:

(i) redevelop, renovate, retrofit, refurbish, reconfigure or alter the Building (including the plant and facilities in it) or any part thereof (including the Premises or any part thereof); or

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(ii) change the trade-mix or use of the Building or any part thereof (including the Premises or any part thereof);

the Landlord may terminate this tenancy, without compensation, by giving to the Tenant three (3) months' prior notice whereupon this tenancy shall end on the expiry of the notice without affecting the rights of the Landlord against the Tenant for any previous default or breach by the Tenant of the provisions of this Agreement.

(b) (i) The Landlord, may, at its sole and absolute discretion, at any time renovate, retrofit, refurbish or alter the interior and/or exterior of the Building or any part thereof, including without limitation, such works and/or alterations affecting the boundaries of some or all units within the Building ("Enhancement Works"). Without prejudice to the Landlord's right to terminate the tenancy as provided in Clause 4.3(a) above, where termination is not required by the Landlord, the Tenant shall accept revised boundaries in relation to the Premises and the Tenant shall accept any additional or lesser area constructed in whatever basis, standard design and/or specifications as the Landlord may determine.

(ii) The Tenant undertakes to lease the additional area ("Additional Area"), if any, resulting from the revision at the same rate of Rent and on the same terms as this Agreement and execute a variation of the Agreement to include the Additional Area.

(iii) If the boundaries of the Premises are set back, the Tenant undertakes to surrender the area which falls outside the revised boundaries and execute a deed of surrender and variation in respect of the said space on such terms as may be determined by the Landlord and the Agreement for the remainder of the Premises shall remain in full force and effect.

(iv) The Landlord's Surveyor will determine the floor area of the Premises after completion of the Enhancement Works. The determination by the Landlord's surveyor shall be final and binding on the parties.

(v) Upon re-survey by the Landlord's surveyor, the monthly Base Rent, Service Charge and Advertising & Promotion Fee, the Security Deposit and other charges calculated on the basis of the floor area shall be adjusted accordingly. The adjustment shall take effect from the date of completion of the works as notified by the Landlord to the Tenant. Any shortfall in the Base Rent, Service Charge and Advertising & Promotion Fee, the Security Deposit and other charges computed on the basis of the floor area shall be paid by the Tenant to the Landlord within seven (7) days of the Landlord's notice to the Tenant. Any excess shall be credited into the Tenant's account with the Landlord and applied towards the Base Rent, Service Charge and Advertising & Promotion Fee next payable and other outstanding charges.

(vi) Subject to the prior written approval of the Landlord and the relevant authorities, the Tenant shall carry out at its own costs and expense any fitting out works, alteration / modification to the Premises and Additional Area as may be required by the Tenant for its use and occupation in accordance with the provisions of the Agreement and the Landlord's Fitting Out Manual.

(vii) The Tenant shall grant access to the Premises for the Landlord to carry out the Enhancement Works and extend its fullest co-operation to the Landlord in relation to all works undertaken and the Landlord will endeavour to ensure that there is minimal disruption to the Tenant.

(viii) The Tenant shall execute all necessary documents to effect the variation, surrender or termination to be prepared by the Landlord's solicitors at the Tenant's cost and expense.

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The Tenant shall be liable for all stamp duties payable in relation to the variation, surrender or any other document.

4.4 Notices

(a) Any notices, demands and other communications to be served on the Tenant shall be sufficiently served by registered post or hand/personal delivery to its last known address or if left at the Premises.

(b) Any notices, demands and other communications to be served on the Landlord shall be sufficiently served by registered post or hand/personal delivery to its correspondence address as set out in <u>Schedule 1</u>.

(c) Any such notice, demand or other communication when sent by registered post to either party shall be deemed effectively served 48 hours after being put in the post notwithstanding that it is subsequently returned undelivered through the post.

4.5 No Waiver

No waiver expressed or implied by the Landlord of any breach of any covenant or obligation of the Tenant shall be construed as a waiver of any other breach of the same or any other covenant or obligation and shall not prejudice in any way the rights and remedies of the Landlord herein contained and any acceptance of Rent or any part thereof or other moneys shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any of its obligations hereunder. Any waiver by the Landlord shall be effective only if given in writing and signed by an authorised representative of the Landlord, and shall only apply to the specific breach mentioned therein and not any subsequent or other breach of the same or any other provision of this Agreement by the Tenant.

4.6 No claim by Tenant

Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant, nor shall the Tenant have any claim against the Landlord in respect of or arising out of:-

(a) any failure in utilities and services for the Building by reason of necessary repair, maintenance, damage or any circumstances beyond the Landlord's control; or

(b) any act, omission, default, misconduct or negligence of any employee, independent contractor or agent of the Landlord; or

(c) any act, omission, default, misconduct or negligence of any contractor nominated or approved by Landlord and any such contractor appointed by the Tenant shall not be deemed to be an agent or employee of the Landlord; or

(d) any damage, death, injury or loss arising out of the leakage or defect of the piping, wiring and sprinkler system in the Building and/or the structure of the Building; or

(e) any damage, death, injury or loss caused by other tenants or persons in the Building; or

(f) any damage, death, injury or loss arising from or in connection with the use of the carparks in the Building; or

(g) any damage, death, injury or loss arising from or in connection with any works that the Landlord or the MC (where applicable) in its absolute discretion requires to be carried out or done to the Building (or any part thereof) or to the Premises (or any part thereof) or any works that are

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required by any government authorities pursuant to and in accordance with any prevailing laws or regulations; or

(h) any interruptions to the services in the Premises or Building or any cancellation and withdrawal of any Temporary Occupation Licence granted in respect of the waterfront pedestrian mall or pedestrian mall or the overhead pedestrian bridge(s) or the walkway linked to the Building (if any) or disruptions or inconveniences to the Tenant's business for any reason, howsoever caused, including but not limited to those arising from any authorities' directives or notices, the exercise of Landlord's property and other rights, MC decisions or any cause related in any way to another occupier of the Building or in any way otherwise arising.

Sub-paragraphs (a), (d), (e), (f), (g) and (h) of this clause shall apply for a case of negligence as well as to any other cause(s) howsoever arising.

4.7 Accidents

The Landlord shall not be responsible to the Tenant or to the Tenant's employees, independent contractors, agents, invitees, licensees nor to any other persons for any:

(a) accident, happening, death or injury suffered in the Premises or the Building; or

(b) damage to or loss of any goods or property sustained in the Building (whether or not due to the negligence or misconduct of any security guards or the failure of any security system for which the Landlord is in any way responsible); or

(c) act, omission or negligence of any employee of the Landlord or any person acting under such employee in respect of the Premises or the Building.

Sub-paragraphs (a) and (b) of this clause shall apply for a case of negligence as well as to any other cause(s) howsoever occurring.

4.8 Destruction or Acquisition of Premises

(a) If the Building or Premises or any parts thereof shall be damaged or destroyed by any cause whatsoever so as to render the Premises substantially unfit for occupation and use (except where such damage or destruction has been caused by the act, omission, negligence or default of the Tenant, its employees, independent contractors, agents, invitees, licensees or any party in any way related or connected to the Tenant), the Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended until the Premises is rendered fit for occupation and use; PROVIDED ALWAYS THAT the Landlord shall not be obliged to rebuild or reinstate the Premises and may in its absolute discretion, decide that the rebuilding or reconstruction thereof in its previous form will be impracticable or undesirable and the Landlord may within ninety (90) days after such damage or destruction has been sustained, give written notice to the Tenant to terminate this Agreement and upon such notice being given, the tenancy herein shall cease without compensation from the Landlord and the Tenant shall (if still in occupation) vacate the Premises without prejudice to the rights of the Landlord in respect of any antecedent breach by the Tenant of any of its covenants herein contained.

(b) If the Building or Premises or any parts thereof shall at any time be acquired by any government authority or if any approval from the relevant authorities for the use of the Premises as provided for in this Agreement is not granted or is withdrawn, the Landlord shall be entitled to give written notice to the Tenant to terminate this Agreement and thereupon the tenancy herein shall end without compensation from the Landlord and without affecting the rights of the Landlord for any antecedent breach of this Agreement by the Tenant.

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4.9 Right to Distrain

All monies payable under this Agreement by the Tenant to the Landlord, including but not limited to Rent and adjustments thereto, GST and interest payable on late payment of any amounts due to the Landlord shall be deemed to be rent recoverable in the manner provided in the Distress Act (Cap. 84). For the purposes of the said Act and for the purposes of any right or remedy which the Landlord wishes to exercise or pursue, all such monies shall be deemed to be rent in arrears if not paid in advance or at the times and in the manner as provided in this Agreement. All costs and expenses (including all legal costs and charges on a full indemnity basis) incurred pursuant to, or in any way arising in relation to, any step taken by the Landlord in the exercise of its rights under the said Act, or pursuant to any other right or remedy available to the Landlord, shall be payable by the Tenant, and in so far as such sums are not recovered under such distrain, they shall be recoverable as a debt from the Tenant to the Landlord.

4.10 Option to Renew

(a) The Landlord shall on the written request of the Tenant made not more than six (6) months but not less than three (3) months before the expiration of the Term and if there shall not at the time of such request be any previous or existing breach or non-observance by the Tenant of any of the covenants contained in this Agreement, at the cost and expense of the Tenant, grant to it a tenancy of the Premises for such further period stated in Schedule 1 from the expiry of the Term at a revised rent to be agreed between the parties and, except for this option to renew, containing like terms and covenants as are herein contained or such variations or modifications thereof together with such other terms and covenants as may be imposed by the Landlord at its discretion ("**Renewed Tenancy**").

(b) If the Tenant does not exercise its right to renew the tenancy as provided in this clause or if no agreement is reached on the revised rent or other terms not less than two (2) months before the expiration of the Term, the option to renew shall lapse and be of no further effect and the Tenant shall vacate the Premises on the expiry of the Term and the Landlord shall be entitled to re-let the Premises.

(c) If the tenancy is renewed, the Tenant shall, if so requested by the Landlord, renovate, refresh or update the interior and frontage of the Premises at the Tenant's own cost and expense and on such terms and conditions as may be imposed by the Landlord.

(d) The Renewed Tenancy is conditional upon the Tenant's full compliance and observance of the provisions of this Agreement at all times (including but not limited to payment of all monies due to the Landlord). If the Tenant is in breach of any provision in this Agreement, the Landlord shall be entitled to terminate the Renewed Tenancy without any compensation to the Tenant and in the event of such termination:

  (i) all monies paid by the Tenant for the Renewed Tenancy may be applied by the Landlord to remedy the breach and the balance, if any, shall be refunded to the Tenant without interest; and

  (ii) the Tenant shall reinstate and yield up the Premises in accordance with the provisions of this Agreement on expiration or early termination of the Term.

4.11 Holding Over

If the Tenant fails to deliver vacant possession of, or continues to occupy the Premises beyond the expiration or sooner determination of the Term, without any express written agreement from the Landlord to extend the Term, the Tenant shall pay to the Landlord for such period of holding over double the amount of Rent or double the prevailing market rent (whichever is higher). Such holding

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over shall not be deemed to be a renewal of this Agreement by operation of law or pursuant to any provisions of this Agreement. The provisions of this clause shall not be construed as the Landlord's consent for the Tenant to hold over after the expiration or sooner determination of the Term. The Tenant shall be liable to compensate the Landlord for all the losses and damages sustained by the Landlord by reason of the Tenant's failure or refusal or yield up the Premises in accordance with this Agreement.

4.12 Sale of Tenant's Property

If any Rent hereby reserved or any monies payable under this Agreement shall be unpaid, the Landlord may immediately prior to the determination of the Term or any renewal thereof require any fittings or fixtures (including Tenant's fixtures) in the Premises to be left intact and in situ and the Landlord shall be empowered to sell or otherwise dispose of the whole or any part of such fittings and fixtures at such price and in such manner as the Landlord deems fit and to apply the proceeds of sale against any indebtedness of the Tenant to the Landlord.

4.13 Special Conditions and Variations

In addition to the terms and covenants set out in the body of this Agreement, the Tenant shall also at its own costs comply with the provisions set out in Schedule 2. Where the provisions of Schedule 2 conflict with the provisions in this Agreement, the provisions of Schedule 2 shall prevail. Any variations made to the body of this Agreement or to the provisions of Schedule 4 shall be set out in Schedule 3.

4.14 Change of Building Name

The Landlord shall at any time be entitled to change the name, number or address of the Building or any part thereof on giving written notice to the Tenant and in respect thereof the Landlord shall not be liable in damages to the Tenant or be made a party to any other proceedings or be liable for costs or expenses of whatsoever nature incurred by the Tenant as a result of such change.

4.15 Enbloc Sale (applicable where the Landlord does not own all units in the Building)

(a) If at any time the Premises are to be sold as part of a collective or enbloc sale, the Landlord may terminate this Agreement by giving to the Tenant three (3) months' written notice to that effect.

(b) On the expiry of such notice, this Agreement and the Term will absolutely cease and terminate and the Tenant shall deliver vacant possession of the Premises in accordance with the yielding-up provisions set out in this Agreement without compensation from or any claim against the Landlord.

(c) Such termination of this Agreement shall be without prejudice to any right of action the Landlord may have against the Tenant for any antecedent breach by the Tenant of the terms and conditions of this Agreement.

4.16 Personal Data Protection

(a) The Tenant warrants that where the Tenant has disclosed or in future discloses the personal data of any persons (including without limitation, the Tenant (if applicable) and the occupiers of the Premises) to the Landlord, the Tenant has obtained the prior consent of such persons for the Landlord to collect, use and disclose their personal data for all purposes relevant in the context of the tenancy and for the further purposes set out in sub-clause (b) ("Further Purposes"), and in accordance with the Personal Data Protection Act 12 (No. 26 of 2012, Singapore) ("**PDPA**"), any applicable laws, regulations and/or guidelines, such that the Landlord need not take any further action, carry out any further activity, or change any of our procedures or processes, to enable the Landlord to perform its obligations, exercise or enforce its rights in relation to the tenancy

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and provide, grant, administer or manage the tenancy, or otherwise for the purposes contemplated hereunder or otherwise in connection with the tenancy in compliance with the PDPA, any applicable laws, regulations and/or guidelines.

(b) The Further Purposes are:

(i) Landlord uses and discloses the personal data set out in this Agreement or made available to the Landlord in connection with the Landlord's business or as specified in the prevailing terms of the Personal Data Protection Policy as updated from time to time on Far East Organization's website *www.fareast.com.sg*; and

(ii) Landlord discloses the personal data set out in this Agreement or made available to the Landlord:

(aa) to the Landlord's financier or financial adviser (or prospective financier or financial adviser);

(bb) to external service providers (including solicitors, insurers and accountants, and service providers providing survey or market research services);

(cc) to any person the Landlord deals with in connection with the Landlord's business, including persons who are overseas; or

(dd) to any other person, if the Tenant consents.

(c) the Tenant shall further indemnify the Landlord and keep the Landlord harmless and indemnified from and against any penalties, liabilities, claims, actions, proceedings, demands, losses and damages as a result of a breach of this warranty.

(d) For the purposes of this Agreement, "**personal data**" shall mean any data, whether true or not, about an individual who can be identified from that data, or from that data and other information to which the organisation has or is likely to have access.

4.17 Apportionment

At any time the Landlord receives any payment from the Tenant or made on behalf of the Tenant in an amount less than the total monies due and remaining unpaid under this Agreement, the Landlord may at its absolute discretion apportion towards rent, service charge, advertising and promotion fee, GST, interest, legal costs or any other monies due and remaining unpaid under this Agreement, and in such proportion and amount as the Landlord may decide regardless of any directions or instructions stated when making such payment, and the Tenant shall not raise any objection or query in respect of the Landlord's manner of apportionment.

5. GENERAL

5.1 Interpretation

All headings and sub-headings are for ease of reference only and shall in no way define, limit or describe the scope or intent of anything contained in this Agreement and where the context so admits:-

(a) the expression "**the Landlord**" shall include successors and assigns of the Landlord and the expression "**the Tenant**" if the Tenant is a person, shall include his executors administrators and permitted assigns, if the Tenant is a Company the term "Tenant" shall include its permitted assigns and where there are two or more Tenants, the term "Tenant" shall mean and include the

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Tenants and each and every one of their executors administrators and permitted assigns;

(b) where there are two or more persons included in the expression "the Tenant", all covenants stipulations and provisions herein contained shall be deemed to be made by such persons jointly and severally;

(c) words denoting the singular number shall include the plural number and vice versa;

(d) words expressing a gender shall include all genders and references to a person shall include bodies corporate, unincorporated associations, partnerships and individuals; and

(e) references to any statute or subsidiary legislation shall include any amendments, modifications or re-enactments of that statute or subsidiary legislation.

5.2 Schedules and Annexures

The Schedules and Annexures hereto as well as the Fitting Out Manual ("FOM") and the Building Rules shall be taken, read and construed as parts of this Agreement and the provisions therein shall have the same force and effect as if expressly set out in the body of this Agreement. The reference to FOM and the Building Rules in this Agreement shall include all updates and revisions from time to time applicable thereto.

5.3 No Representation and Entire Agreement

The Landlord is deemed not to have made and is not bound by and will not be liable for any representations or promises (whether made in writing or orally or implied by statute, common law or custom) relating to the Building or the Premises, if they are not stated in this Agreement and the Tenant confirms that it has not relied on any representation or statement except those included in this Agreement. The covenants provisions and terms in this Agreement comprise the entire agreement between the parties or their appointed agents and no other agreements or representations or warranties shall be deemed or implied.

5.4 Variation and Amendment To Be In Writing

No modification change or amendment of this Agreement shall be binding upon the parties except by mutual express agreement in writing signed by the parties hereto.

5.5 No Warranties by Landlord

The Landlord does not give any warranties in respect of the state and condition of the Premises, the Building or its environs, or in respect of the specifications, materials, finishes, layout, access to, egress from, view from or of the Premises from any exterior or the occupation or otherwise of the other units in the Building and the Tenant shall take the Premises on an "as is, where is" basis ("**State of the Premises**"). The Landlord does not in any way warrant that the Premises and/or the State of the Premises are or will remain suitable or adequate for all or any of the purposes of the Tenant.

5.6 The Contracts (Rights of Third Parties) Act (Cap.53B)

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce any term of this Agreement.

5.7 Severance

If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed

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not to form part of this Agreement and shall be severed from this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

5.8 Force Majeure

The Landlord shall not be held to be in breach of the terms of this Agreement if it is prevented from performing its obligations by reason of force majeure including but not limited to fire flood earthquakes storms typhoons acts of God governmental restrictions acts of terrorism bomb hoaxes accidents epidemics occurrences or incidences of infectious illnesses or diseases strikes lockouts or other labour disputes or shortage of material equipment or transportation civil commotion war enemy action or by other causes beyond its control, provided that notice is given to the other party as soon as possible of the occurrence of the aforesaid events.

5.9 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore and the parties shall submit to the non-exclusive jurisdiction of the Singapore courts with regards to any matter that arises out of this Agreement.

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IN WITNESS WHEREOF the parties hereto have set their hand the day and year first above-written

SIGNED for and on behalf of
CHINA CLASSIC PTE LTD
by its authorised signatory
in the presence of:-

Name of Witness: KUAH KIAN TAT
Identity Card / Passport No: S7325158C

Name: **MAVIS SEOW**
Designation: **DIRECTOR & COO**
Company Stamp: CHINA CLASSIC PTE LTD
Company Registration No.: 199503375W

SIGNED for and on behalf of
ENTREPRENEUR RESORTS PTE. LTD.
by its authorised signatory
in the presence of:-

Name of Witness: WEE WEI IMM PENELOPE
Identity Card / Passport No: S7732439J

Name: ROGER JAMES HAMILTON
Identity Card / Passport No: S6883456B
Designation: FOUNDER & CEO
Company Stamp: ENTREPRENEUR RESORTS PTE LTD Co. Reg. No. 201401290W

SCHEDULE 1

PARTICULARS OF TENANCY

Landlord	:	CHINA CLASSIC PTE LTD
UEN	:	199503375W
Registered Address	:	14 SCOTTS ROAD #06-00 FAR EAST PLAZA SINGAPORE 228213
Correspondence Address	:	336 RIVER VALLEY ROAD 01-01 SINGAPORE 238366 Tel: +65 6225 5336 Fax: +65 6694 4381
Tenant	:	ENTREPRENEUR RESORTS PTE. LTD.
UEN	:	201401290W
Registered Address	:	3 TEMASEK AVENUE 18-15 CENTENNIAL TOWER SINGAPORE 039190
Building	:	7 AMOY STREET FAR EAST SQUARE SINGAPORE 049949 8 AMOY STREET FAR EAST SQUARE SINGAPORE 049950 9 AMOY STREET FAR EAST SQUARE SINGAPORE 049951 10 AMOY STREET FAR EAST SQUARE SINGAPORE 049952 11 AMOY STREET FAR EAST SQUARE SINGAPORE 049953 12 AMOY STREET FAR EAST SQUARE SINGAPORE 049954 13 AMOY STREET FAR EAST SQUARE SINGAPORE 049955
Premises	:	01-01 as shown (purely for identification purposes only) edged red on the annexed Plan (Annexure A) situated at the 1st floor of the Building with the Specifications as stated in Annexure B with an area of 7,469.00 square feet. (i) Indoor : 6,415.00 square feet (ii) Outdoor : 1,054.00 square feet
Term	:	01 October 2019 to 30 September 2022
Option to Renew	:	3 year(s)
Fitting Out Period	:	01 August 2019 to 30 September 2019
Rent	:	Fixed Rent OR Percentage Rent, whichever is higher
Rental Breakdown		
Fixed Rent	:	S$50,175.01 per month (S$6.72 per square foot) from 01 October 2019 to 30 September 2022

Comprising:

Description	From	To	Amount (SGD)
Base Rent	01 October 2019	30 September 2022	36,244.75
Service Charge	01 October 2019	30 September 2022	8,018.76
Base Rent (Outdoor)	01 October 2019	30 September 2022	3,847.10
Service Charge (Outdoor)	01 October 2019	30 September 2022	1,317.50
Advertising & Promotion Fee	01 October 2019	30 September 2022	746.90

INITIALS	
Landlord	Tenant

Percentage Rent : **Period :** 01 October 2019 to 30 September 2022
15.00 % of Tenant's monthly Gross Sales Turnover.

Security Deposit : S$200,700.04 in cash

Permitted Use : As A COWORKING SPACE COMBINED WITH CAFE & BAR named 'GENIUS CENTRAL, SINGAPORE', operating in compliance with the Merchandising Plan set out in Annexure C.

Business Operating Hours : Cafe & Bar: 8.00 am to 11.00 pm (Monday to Friday)
10.00 am to 10.00 pm (Saturday and Sunday)

Co-Working Space: 24 hours

Reinstatement Period :

Area	Reinstatement Period prior to the expiry or any earlier termination of the Term	
	Retail	F&B
Less than 1,500 square feet	Not more than 2 weeks	Not more than 2 weeks
More than 1,500 square feet, less than 3,000	Not more than 3 weeks	Not more than 4 weeks
More than 3,000 square feet, less than 5,000	Not more than 4 weeks	Not more than 6 weeks
More than 5,000 square feet	At the Landlord's discretion	

Point of Sale System : Pursuant to the terms set out in sub-clauses 2.42(a) and 2.42(b), Tenant to use its own system to record sales data subject to compliance with Landlord's requirements

INITIALS	
Landlord	Tenant

SCHEDULE 2

SPECIAL CONDITIONS

1 Term and Fitting Out Period

The dates in respect of the Term, Fitting Out Period, Rental Breakdown and Option to Renew set out in Schedule 1 are provisional dates subject to the followings:

(a) The Term of three (3) years shall commence from the day immediately after the expiry of the Fitting Out Period or the date specified in Landlord's notice to commence business, whichever is earlier.

(b) The Fitting Out Period of two (2) months shall commence from 1 August 2019 or the date specified in the Landlord's notice to the Tenant.

(c) The dates for the Rental Breakdown and Option to Renew shall be adjusted corresponding with the Term.

2 Change of Use & Licences from relevant authorities

(i) The Agreement hereby created is subject to the Tenant obtaining the necessary licence(s) and/or permit(s) from the relevant authorities for its business operations, including but not limiting to Change of Use ("Temporary Permission") of the Premises, Public Entertainment Licence and Liquor Licence ("Authority's Approvals") on or before commencement of business or any extension of the Term thereof.

(ii) The Tenant shall immediately submit to the Landlord a copy of the Authority's Approvals granted to the Tenant upon its receipt.

(iii) In the event that the Authority's Approvals are not granted after the Tenant exhausted all possible means and options available and the Landlord is satisfied with the Tenant's proof of unsuccessful application for the Authority's Approvals, then the Tenant may elect not to proceed with this Agreement and if so, upon receiving the Tenant's notification in writing, the Landlord shall refund to the Tenant, without interest, the Security Deposit, the Fixed Rent for the first month made in advance, charges on POS System (if any) and any other monies paid to the Landlord except the administrative fee and stamp fee. Thereafter, this Agreement shall cease and determine and neither party shall have any right or claim against each other.

Further to the above, the Tenant shall reinstate the Premises in accordance to clause 2.38 if fitting out works has commenced.

(iv) The Tenant shall inform the Landlord if any of the Authority's Approvals are withdrawn at any time during the Term or if the application to renew any of the Authority's Approvals are rejected for whatever reasons. The Landlord may terminate this Agreement, without compensation, by giving to the Tenant prior written notice whereupon this Agreement shall end on the expiry of the notice without affecting the rights of the Landlord against the Tenant for any previous default or breach by the Tenant of the provisions of this Agreement.

(v) Any delay in obtaining the Authority's Approvals shall not be a ground for the delay of the commencement of the Term. For the avoidance of doubt, the Fixed Rent shall still be payable from the commencement of the Term.

INITIALS	
Landlord	Tenant

3 **Sound Proofing of Premises**

(i) The Tenant must at its own cost and expense, soundproof (to the satisfaction of the Landlord) all parts of the Premises, in particular the Tenant must ensure that no sound escapes from the Premises which may cause annoyance or disturbance to the Landlord, other tenants and invitees of the Building; and the surrounding neighbouring buildings and vicinity of the Building.

(ii) The Tenant shall maintain and keep the sound proof system effective (including the appointment of an acoustic consultant to provide professional advice to contain the noise and vibration level at the Premises) and jointly with the Landlord perform a sound proofing test to the Landlord's satisfaction.

4 **Live Entertainment at the Premises**

(i) In providing live but light acoustic music entertainment at in within the Premises in the Tenant's course of business, the Tenant shall use its best endeavours in performing its obligations under this Agreement, in particular its obligations in relation to Clause 2.20 and manage the sound strength such as sound pressure level (in decibels), sound intensity or sound power including frequency, bandwidth and duration of the live acoustic music and sports telecast such that in the opinion of the Landlord it does not become a danger, nuisance or an annoyance to or interference with the operations, business, enjoyment, quiet or comfort of the occupants of adjoining premises, the Building or in the vicinity.

(ii) If the Landlord receives feedback from the occupants of adjoining premises, the Building or in the vicinity on the noise level and vibrations at the Premises that affect its operations, business, enjoyment, quiet or comfort, the Tenant shall be notified in writing and the Tenant shall at its own cost be required to carry out mitigating measures to contain the noise and vibration level at the Premises as directed by the Landlord.

5 **Air Conditioning Operating Hours**

The prescribed air conditioning operating hours for the Premises (the "Prescribed Hours") shall be as follows:-

Mondays to Sundays : 10.00am to 10.00pm daily
(Except the first 2 days of Chinese New Year)

Pursuant to Clause 2.31 in this Agreement, the Tenant shall pay to the Landlord for the additional charges on an hour basis (subject to revision by the Landlord or the MC) with respect to the additional air conditioning supply outside the Prescribed Hours to the Premises. All charges shall be payable in advance based on the hours requested by the Tenant.

6 **To pay all incidental operational charges**

The Tenant shall pay to the Landlord all incidental operational charges required to operate beyond the mall operating hours for services including but not limited to charges for additional supply of air-conditioning, security, Company's Emergency Response Team ("CERT") as required by the Singapore Civil Defence Force ("SCDF") and cleaning charges.

7 **Cooking activities**

The Tenant is allowed to carry out cooking activities at the Premises and covenants to:

(i) take all necessary and additional steps to ensure that the fire hazards in the Premises are prevented;

INITIALS	
Landlord	Tenant
[signature]	[signature]

(ii) enter into and maintain throughout the Term, a contract with:

(a) a general pest exterminator, to service the Premises at such frequency as is necessary to keep the Premises free from pests;
(b) a general cooker hood and kitchen exhaust systems servicing company, to service all cooker hoods and kitchen exhaust system in the Premises at such frequency as is necessary for its upkeep; and
(c) a plumbing and sanitary specialist, to service the grease traps in the Premises and the grease lines from the Premises to the main grease trap at such frequency as is necessary for its upkeep;

(iii) not misuse any equipment or facilities supplied to or serving the kitchen at the Premises (including grease traps, kitchen exhaust systems and fan systems where applicable). Where any damage or chokage to such equipment or facilities occurs as a result of any misuse or abuse by it, its agents or employees, to bear all costs of repairs and/or cleaning of such equipment or facilities necessary to rectify the damage or chokage;

(iv) ensure that its customers and invitees behave in an orderly and respectable manner and are not a nuisance to the other tenants and users of the Building;

(v) ensure that its chefs and food handlers and all personnel employed or otherwise engaged or involved in the food and beverage preparations at the Premises undergo and pass all necessary health checks and inoculations required by the relevant authorities;

(vi) maintain a high standard of cleanliness and hygiene in the preparation and storage of all food and drinks and comply with environmental regulations of the relevant authorities;

(vii) keep the Premises and the surrounding areas in a dry clean proper and sanitary condition and keep surrounding areas and the Building free from all litter. If the Landlord in its absolute discretion employs additional cleaners or has to pay the existing cleaners any additional sums to keep the surrounding areas and the Building clean and free from litter caused by the Tenant and/or its customers, the Tenant shall reimburse the Landlord the reasonable costs in connection therewith;

(viii) prevent fumes and odours from the Premises from permeating into other parts of the Building, control any noise within the Premises which might cause annoyance to any persons in the Building, maintain all machinery and equipment in the Premises so as not to transmit any noise or vibrations to any part of the Building and to immediately repair any damage caused by the use of such machinery or equipment;

(ix) provide separate and suitable water-tight receptacles with plastic liners for all waste and refuse produced or accumulated at the Premises and at the close of each day or more often, if required by the Landlord, arrange for the disposal of such waste and refuse from the Premises or remove the same to such area designated by the Landlord for such disposal;

(x) use only gas supplied by such gas supplier as the Landlord may at its discretion designate, and to make arrangements with and pay the charges as stipulated by such gas supplier;

(xi) not to use or place any items including but not limited to tables and chairs for the Tenant's business operation at the common area including the corridor area of the Building without the Landlord's consent; and

(xii) be responsible for and indemnify the Landlord from and against all costs fines penalties actions claims and demands suffered by or imposed on the Landlord as a result of its default or failure in complying with any laws relating to its kitchen operations at the Premises.

INITIALS	
Landlord	Tenant

8 Far East Organization Mall Voucher

(a) The Tenant shall participate in the voucher programme known as Far East Organization Mall Voucher (FEOMV) or such other name as the Landlord may determine which may be implemented by the Landlord for the Building in such manner as envisaged by the Landlord. The Tenant shall accept vouchers of any denomination issued by the Landlord and/or other entity prescribed by the Landlord.

(b) The Tenant shall treat and accept as good payment any valid voucher tendered to the Tenant as payment for the Tenant's goods and services offered on the Premises.

(c) The Tenant shall be reimbursed for the face value of each valid voucher accepted by the Tenant as good payment by setting off against the Rent or any part thereof or any other sums due and owing and payable by the Tenant under this Agreement which will be reflected in the monthly statement of account, provided that the Tenant shall comply with the procedures determined from time to time by the Landlord for the reimbursement of a valid voucher. The Tenant shall ensure that the terms and conditions printed on a voucher (including the expiry date of the voucher) are observed and complied with when accepting a voucher from the customers/shoppers.

INITIALS	
Landlord	Tenant

SCHEDULE 3

VARIATIONS TO TENANCY

The terms of this Agreement shall be amended as follows:-

- NIL -

INITIALS	
Landlord	Tenant

SCHEDULE 4

GROSS SALES TURNOVER

1. Definitions And Interpretation

(a) For the purposes of this Schedule:-

"Financial Period"	means a period during the Term commencing on the first day of January of each year and ending at midnight on the 31st day of December of the same year which may change from time to time in accordance with the Landlord's financial year at the Landlord's discretion, except that the first Financial Period shall commence on the commencement date of the Term and the last Financial Period shall end at the expiration or sooner determination of the Term.
"Gross Sales Turnover"	has the meaning specified in Paragraph 2 of this Schedule.
"Independent Public Accountant"	means the external auditors of the Tenant, or if so required by the Landlord pursuant to this Schedule, any other accounting firm of local or international repute acceptable and approved by the Landlord and appointed by the Tenant.
"Tenant's Concessionaires"	means the Tenant's assignees, subtenants, concessionaires, licensees or other persons conducting business on or from the Premises, with the consent of the Landlord or otherwise.

(b) All other expressions used in this Schedule which have been defined in the Agreement shall have the same meaning and construction in this Schedule unless the context otherwise requires.

(c) For avoidance of doubt, where any period or periods in the Term are stated in the Agreement to be free of Fixed Rent or Base Rent, then, unless otherwise expressly provided in the Agreement, Percentage Rent shall continue to be calculated and payable in accordance with the Agreement during such period or periods.

2. Gross Sales Turnover

(a) "Gross Sales Turnover" means the aggregate of all the receipts and receivables for all goods sold leased hired or otherwise disposed of and for all services sold or performed and from all business of any nature whatever conducted at in from or upon the Premises or any part of the Premises by the Tenant and without prejudice to the generality of the above shall include:-

(i) all amounts received or receivable from orders which originated or are received or accepted at or from the Premises (including without limitation delivery, postage, insurance and administrative charges) notwithstanding that delivery or performance is made at or from any place other than the Premises and notwithstanding that payment is made to a person other than the Tenant;

INITIALS	
Landlord	Tenant

(ii) all amounts received or receivable from orders solicited off the Premises by persons operating from or reporting to the Premises (including but not limited to all amounts received or receivable from catalogue or mail order sales and all sales made by televideo or other electric media or electronic media where such sale or order is directed to the Premises);

(iii) all amounts received or receivable from sales made or services provided by means of mechanical or vending devices at the Premises;

(iv) all amounts received or receivable from hiring of goods to a customer;

(v) all amounts by way of the cash price on any option to purchase goods or goods let on hire purchase;

(vi) all amounts received or receivable from sales and services which the Tenant in the normal and customary course of the Tenant's operations would or should credit or attribute to the Tenant's business on the Premises; and

(vii) all rent, fees or charges by whatever named called charged by the Tenant to the Tenant's Concessionaires or other users or occupiers (whether short or long term) of any part of the Premises.

PROVIDED THAT:-

(aa) every sale on credit terms or on an instalment basis shall be deemed to be a sale for the full cash price at the date when the same is made irrespective of whether or when the Tenant receives payment;

(bb) every hiring of goods to a customer with an option to purchase shall be deemed to be a sale of the goods for the full cash price at the date when the option to purchase is exercised (irrespective of the time or times at which the Tenant receives payment); and

(cc) every deposit by a customer shall be included in the Gross Sales Turnover at the time of receipt and shall only be deducted from the Gross Sales Turnover if and when repaid.

(b) In calculating the amount of the Gross Sales Turnover, no deduction shall be made for bad or doubtful debts or (in the case of transactions paid by credit or charge card) any commission, discount or charge payable by the Tenant to any credit or charge card issuer.

(c) The following shall be deducted from such computation of Gross Sales Turnover:-

(i) cash refund or credit given to customers for goods returned but only if the amount refunded or credited had been included in the computation of Gross Sales Turnover and the deduction is only to the extent of the original sale price of the goods returned; and

(ii) the sale price of goods returned by customers for exchange but only if such sale price had been included in the Gross Sales Turnover and the sale price of the goods given in exchange is included in the Gross Sales Turnover.

(d) The following shall not be included in the computation of Gross Sales Turnover:-

(i) value of goods returned to shippers, manufacturers, wholesalers or suppliers;

(ii) discounts customarily allowed to employees of the Tenant in respect of goods or services supplied to them by the Tenant;

INITIALS	
Landlord	Tenant

(iii) the sale price of fixed assets or other extraordinary items belonging to the Tenant which are not stock for sale or trade in the ordinary course of business but which are sold after their use in the conduct of the Tenant's business in the Premises;

(iv) goods and services tax and any similar sales or excise tax imposed directly on the Tenant in respect of the supply of goods and services but only to the extent that such tax is actually paid or accounted for by the Tenant to the taxing authority; and

(v) (where the business carried on at the Premises is that of a restaurant or food and/or beverage outlet) all amounts received or receivable as tips or service charge which are for distribution to the staff of the Tenant.

(e) Any claim by the Tenant for exclusion or deduction of any item from the computation of the Gross Sales Turnover shall be supported by documentary evidence acceptable to the Landlord, such documentary evidence to be provided by the Tenant to the Landlord on demand.

3. Reports Of Gross Sales Turnover

(a) Within fourteen (14) days after the end of each month, the Tenant shall deliver to the Landlord a monthly report of daily sales stating the daily Gross Sales Turnover for that month (hereinafter called the "Turnover Report") in the Landlord's prescribed form as shown attached herewith, or as may be revised from time to time by the Landlord, which statement shall be signed by the Tenant's Managing Director, Executive Director, General Manager or such other officer or senior executive of the Tenant acceptable to the Landlord certifying the amount of the Gross Sales Turnover for that month and the Tenant covenants with the Landlord that each Turnover Report will state accurately the amount of the Gross Sales Turnover for each month. For avoidance of doubt, the Tenant shall deliver to the Landlord, together with its own Turnover Report, separate Turnover Reports of each of the Tenant's Concessionaires.

(b) If the Tenant fails to deliver to the Landlord a Turnover Report for any month in accordance with the provisions of paragraph 3(a), the Percentage Rent shall be deemed to be double the amount of the Fixed Rent and the Tenant shall make such payment as may be required under the provisions of this Agreement.

Provided Always That the Landlord may in its discretion, without prejudice to any of its other rights and remedies under this Agreement, in addition to the above, be entitled to estimate of the Gross Sales Turnover for that month and serve written notice in respect of the Percentage Rent in respect thereof on the Tenant, whereupon the Tenant shall within seven (7) days of service on the Tenant of the Landlord's written notice of such estimate pay to the Landlord the amount required to be paid to the Landlord as Rent for that month based on the Percentage Rent ascertained as aforesaid.

(c) The Landlord may dispense with the delivery of any or all of the Turnover Reports required to be submitted by the Tenant if the Tenant is subscribing to the Landlord's Point of Sale System or where the Landlord may deem fit.

4. Audit Certificate

(a) Where the Landlord at its discretion deems fit, the Landlord may with reasonable written notice of no less than one (1) month require the Tenant to obtain, at the Tenant's own expense, and deliver to the Landlord a statement of the Tenant's Gross Sales Turnover for any Financial Period (stating the monthly Gross Sales Turnover for that Financial Period with itemization of the different components comprising the monthly Gross Sales Turnover and any other details that may be requested by the Landlord) audited by the Independent Public Accountant certifying the Gross Sales Turnover for each

INITIALS	
Landlord	Tenant
NW	[signature]

month or part of a month of that Financial Period calculated in accordance with this Schedule. The certification of the Independent Public Accountant shall be accepted by the parties as being binding and conclusive (save for manifest error), subject to Paragraph 4(c) below.

(b) If the Gross Sales Turnover and corresponding Percentage Rent for that Financial Period or any part thereof calculated on the basis of the certificate of the Independent Public Accountant under Paragraph 4(a) above is more than the Gross Sales Turnover previously computed and corresponding Percentage Rent for that same Financial Period or any part thereof, the Tenant shall pay the shortfall of Rent stipulated in this Agreement to the Landlord within seven (7) days of the date of such certificate. If the Gross Sales Turnover and corresponding Percentage Rent for that Financial Period or any part thereof calculated on the basis of the certificate of the Independent Public Accountant under Paragraph 4(a) above is less than the Gross Sales Turnover previously computed and corresponding Percentage Rent for that same Financial Period or any part thereof, then upon confirmation that the Landlord is satisfied with the certification of the Independent Public Accountant, the excess Rent paid by the Tenant shall be credited in the Tenant's favour without interest.

(c) If:-

(i) the Independent Public Accountant is the external auditor of the Tenant and the Landlord is not reasonably satisfied with the certification of the Independent Public Accountant; or

(ii) the Landlord shall for any other reason in its reasonable discretion requires independent verification of the Gross Sales Turnover certified by the Independent Public Accountant pursuant to Paragraph 4(a) above,

the Landlord may require a change of the Independent Public Accountant and a re-certification by the replacement accounting firm comprising the Independent Public Accountant of the matters stated in Paragraph 4(a) above, at the Tenant's cost.

The re-certification by the replacement accounting firm comprising the Independent Public Accountant shall be accepted by the parties as binding and conclusive (save for manifest error). In the event that the Gross Sales Turnover as re-certified exceeds the Gross Sales Turnover stated in the relevant Turnover Reports for the same Financial Period, the Landlord shall be entitled to adjust the Percentage Rent payable for that Financial Period and Tenant shall pay the shortfall in the Rent stipulated in this Agreement to the Landlord within seven (7) days of receipt of such re-certification. In the event that the Gross Sales Turnover as re-certified is less than the Gross Sales Turnover stated in the relevant Turnover Reports for the same Financial Period, the excess Rent paid by the Tenant shall be credited in the Tenant's favour without interest.

(d) In the event that the Tenant fails to deliver to the Landlord a statement and certification of the Tenant's Gross Sales Turnover for any Financial Period or any month or part of a month therein in the manner set out in Paragraph 4(a) above, the Landlord in addition and without prejudice to its other rights and remedies under this Agreement, shall be entitled to appoint, at the sole cost of the Tenant, an Independent Public Accountant to examine the Tenant's books and records and to certify the amount of Gross Sales Turnover for the relevant Financial Period or any month or part of a month therein. Such certification shall be final and conclusive in the absence of manifest error. The Landlord shall be entitled, without prejudice to its other rights and remedies, to adjust the Percentage Rent payable for the relevant period and notify the Tenant in writing of the re-certified Gross Sales Turnover and the adjusted Percentage Rent payable for that relevant period. The Tenant shall pay the shortfall in the Rent stipulated in this Agreement to the Landlord within seven (7) days of such notification.

5. Account Records

(a) The Tenant shall at all times keep separate accounts in respect of the business of the Tenant and the

INITIALS	
Landlord	Tenant

Tenant's Concessionaires conducted at the Premises including a detailed breakdown of all individual amounts which would be taken into account in calculating the Gross Sales Turnover and all other individual accounting entries relevant to the calculation of the Gross Sales Turnover. In addition, the Tenant agrees to retain for inspection by the Landlord, its employees and/or agents and/or the Independent Public Accountant, all other books, documents and records, including without limitation invoices, sales receipts, purchase orders, delivery orders, computer tapes, discs and other storage systems, cash register tapes, bank statements and tax returns relating to goods and services tax and any such other documents, which would support, evidence or verify the amounts and entries in the said accounts and the Tenant's calculation of the Gross Sales Turnover or which in the reasonable opinion of the Landlord would otherwise be relevant thereto.

(b) The Landlord, its employees and/or agents and/or the Independent Public Accountant, shall be entitled to inspect from time to time upon reasonable notice given to the Tenant, all the accounts, books, documents and records kept by the Tenant referred to in Paragraph 5(a) above and make copies thereof. The Tenant shall furnish to the Landlord any explanation requested by the Landlord of any entry or omission or perceived error therein. In the event that the Tenant is unable to do so to the Landlord's satisfaction, the Landlord shall be entitled to require the relevant adjustments to be made to the accounts and an amended Turnover Certificate to be issued by the Tenant.

6. <u>End of Tenancy</u>

(a) The provisions of this Schedule shall continue to apply notwithstanding the expiry of or earlier determination of the Term created by this Agreement but only in respect of the period down to the expiry or earlier determination of the Term.

(b) The refund of the Security Deposit in accordance with the provisions of the Agreement shall, notwithstanding such provisions, be conditional on the Tenant: -

(i) delivering all the Turnover Reports for each month of the Term and in particular, the Turnover Report for the last month of the Term or part thereof (as applicable) preceding expiry or earlier termination of the Term in accordance with Paragraph 3(a) above; and

(ii) the Tenant delivering the statement of Gross Sales Turnover certified by an Independent Public Accountant for the last Financial Period in accordance with Paragraph 4(a).

unless the Landlord has dispensed with the delivery of the said documents.

INITIALS	
Landlord	Tenant

ANNEXURE A

PLAN OF THE PREMISES

INITIALS	
Landlord	Tenant

FAR EAST SQUARE



PEKIN STREET
CHINA STREET
AMOY STREET
TELOK AYER STREET
CROSS STREET

Not to scale. For reference of location only.


49 sq m
No. 7
100 sq m
No. 8
96 sq m
No. 9
89 sq m
No. 10
94 sq m
No. 11
86 sq m
No. 12
82 sq m
No. 13
OPEN
17 sq m
16 sq m
DINING
16 sq m
17sq m
AREA
17sq m
15 sq m
Planter
Planter
Planter
Planter
Planter

Note:
Date of survey : April '99

C 741/95.AHMD.

1st STOREY

FAR EAST SQUARE
Scale. 1:200

TANG TUCK KIM
REGISTERED SURVEYOR
Professional Land Surveyor
Land & Strata Title, Engineering &
Topographical Surveys
122 Middle Road #04-08
Midlink Plaza, Singapore 188973
Tel : 3399660 (5 Lines) Fax : 3388377

26/4/99

TANG TUCK KIM
B.Surv. (Hons.) Q'ld. F.S.I.S.V., M.I.S. (Aust), M.I.S. (M)

ANNEXURE B

SPECIFICATIONS SCHEDULE

Serial No.	Unit	Fixture & Fitting	Nos	Remarks
1	10,01-01	Floor-Floor Trap connected to Grease Trap waste can be of different quantities for different tenanted units	3	
2	10,01-01	Ceiling-Exposed timber floor joist with fire rated board(No false ceiling)		
3	10,01-01	Floor-Bare Reinforced Concrete Finish		
4	10,01-01	Wall-Plaster with White Emulsion Paint		
5	10,01-01	Column-Plaster with White Emulsion Paint		
6	10,01-01	Shopfront-Bare Shopfront		
7	10,01-01	Fire Protection System-First Layers Sprinklers		

INITIALS	
Landlord	Tenant

ANNEXURE B

SPECIFICATIONS SCHEDULE

Serial No.	Unit	Fixture & Fitting	Nos	Remarks
1	11,01-01	Aircon-FCU only without ductwork	1	
2	11,01-01	Aircon-Thermostat	1	
3	11,01-01	Floor-Floor Trap connected to Grease Trap waste can be of different quantities for different tenanted units	5	
4	11,01-01	Ceiling-Exposed timber floor joist with fire rated board(No false ceiling)		
5	11,01-01	Floor-Bare Reinforced Concrete Finish		
6	11,01-01	Wall-Plaster with White Emulsion Paint		
7	11,01-01	Column-Plaster with White Emulsion Paint		
8	11,01-01	Shopfront-Bare Shopfront		
9	11,01-01	Fire Protection System-First Layers Sprinklers		

INITIALS	
Landlord	Tenant

ANNEXURE B

SPECIFICATIONS SCHEDULE

Serial No.	Unit	Fixture & Fitting	Nos	Remarks
1	12,01-01	Exhaust-Exhaust Fan	1	
2	12,01-01	Aircon-FCU only without ductwork	1	
3	12,01-01	Aircon-Thermostat	1	
4	12,01-01	Floor-Floor Trap connected to Grease Trap waste can be of different quantities for different tenanted units	3	
5	12,01-01	Ceiling-Exposed timber floor joist with fire rated board(No false ceiling)		
6	12,01-01	Floor-Bare Reinforced Concrete Finish		
7	12,01-01	Wall-Plaster with White Emulsion Paint		
8	12,01-01	Column-Plaster with White Emulsion Paint		
9	12,01-01	Shopfront-Bare Shopfront		
10	12,01-01	Fire Protection System-First Layers Sprinklers		

INITIALS	
Landlord	Tenant

ANNEXURE B

SPECIFICATIONS SCHEDULE

Serial No.	Unit	Fixture & Fitting	Nos	Remarks
1	13,01-01	Water Supply-Water Termination Point	1	
2	13,01-01	Gas-Gas Termination Point	1	
3	13,01-01	Floor-Floor Trap connected to Grease Trap waste can be of different quantities for different tenanted units	4	
4	13,01-01	Ceiling-Exposed timber floor joist with fire rated board(No false ceiling)		
5	13,01-01	Floor-Bare Reinforced Concrete Finish		
6	13,01-01	Wall-Plaster with White Emulsion Paint		
7	13,01-01	Column-Plaster with White Emulsion Paint		
8	13,01-01	Shopfront-Bare Shopfront		
9	13,01-01	Fire Protection System-First Layers Sprinklers		
10	13,01-01	Toilet-Built In	1	Male
11	13,01-01	Toilet-Built In	1	Female
12	13,01-01	Toilet-Built In	1	Handicap

INITIALS	
Landlord	Tenant

ANNEXURE B

SPECIFICATIONS SCHEDULE

Serial No.	Unit	Fixture & Fitting	Nos	Remarks
1	7,01-01	Aircon-FCU only without ductwork	1	
2	7,01-01	Aircon-Thermostat	1	
3	7,01-01	Floor-Floor Trap connected to Grease Trap waste can be of different quantities for different tenanted units	1	
4	7,01-01	Ceiling-Exposed timber floor joist with fire rated board(No false ceiling)		
5	7,01-01	Floor-Bare Reinforced Concrete Finish		
6	7,01-01	Wall-Plaster with White Emulsion Paint		
7	7,01-01	Column-Plaster with White Emulsion Paint		
8	7,01-01	Shopfront-Bare Shopfront		
9	7,01-01	Fire Protection System-First Layers Sprinklers		

INITIALS	
Landlord	Tenant

ANNEXURE B

SPECIFICATIONS SCHEDULE

Serial No.	Unit	Fixture & Fitting	Nos	Remarks
1	8,01-01	Electricity Installation-200 A – 3 PHS		
2	8,01-01	Aircon-FCU only without ductwork	1	
3	8,01-01	Aircon-Thermostat	1	
4	8,01-01	Floor-Floor Trap connected to Grease Trap waste can be of different quantities for different tenanted units	3	
5	8,01-01	Ceiling-Exposed timber floor joist with fire rated board(No false ceiling)		
6	8,01-01	Floor-Bare Reinforced Concrete Finish		
7	8,01-01	Wall-Plaster with White Emulsion Paint		
8	8,01-01	Column-Plaster with White Emulsion Paint		
9	8,01-01	Shopfront-Bare Shopfront		
10	8,01-01	Fire Protection System-First Layers Sprinklers		

INITIALS	
Landlord	Tenant
[signature]	[signature]

ANNEXURE B

SPECIFICATIONS SCHEDULE

Serial No.	Unit	Fixture & Fitting	Nos	Remarks
1	9,01-01	Exhaust-Exhaust Fan	1	
2	9,01-01	Aircon-FCU only without ductwork	2	
3	9,01-01	Aircon-Thermostat	2	
4	9,01-01	Floor-Floor Trap connected to Grease Trap waste can be of different quantities for different tenanted units	5	
5	9,01-01	Ceiling-Exposed timber floor joist with fire rated board(No false ceiling)		
6	9,01-01	Floor-Bare Reinforced Concrete Finish		
7	9,01-01	Wall-Plaster with White Emulsion Paint		
8	9,01-01	Column-Plaster with White Emulsion Paint		
9	9,01-01	Shopfront-Bare Shopfront		
10	9,01-01	Fire Protection System-First Layers Sprinklers		

INITIALS	
Landlord	Tenant

ANNEXURE C

MERCHANDISING PLAN

(to be filled in by Tenant)

For F&B. Tenant to furnish a copy of the Menu

1 State main types of goods sold and the percentage of floor space each type may copy and/ or type of services to be rendered including price points of goods/ services (please indicate price range):

a) Restaurant/cafe %40 -$ 4 to $ 40

b) Bar - %30 -$ 4 to $ 120

c) Co work / event space %30 -$ 20 to $ 2000

d) - % -$ to $

e) - % -$ to $

2 Clientele:

a) Tourists: 30 % Locals: 70 %

b) Age Group : 18 – 70

c) Income Group:

mid-market : 50%

mid to upmarket : 50%

Upmarket :

Others :

3 Sales Policies (eg, Fixed prices, cash discounts, etc

Fixed prices for F&B. Membership pricing with F&B discounts for cowork. Bespoke for events.

4 Seasonal Sales (if Applicable)

a) Period : N/A

b) Frequency : N/A

5 Estimated Cost of Inventory to be Maintained:

$100,000 (Average 7 day stock)

6 Number and Description of Staff to be present during normal business hours:

Est 60 staff = 50 F&B staff, 6 cowork and event staff. 4 management staff.

7 Estimated Cost of Fitting Out:

$1,000,000

8 Projected Sales Turnover per month for Premises:

Year 1: $350,000; Year 2: $517,000; Year 3: $700,000

9 Projected Advertising and Promotion Budget/ Expenditure per annum:

$500,000 per annum

10 Number/ Location of Shops/ Outlets (existing and opening), to state all:

Currently operating three F&B outlets in Bali and South Africa and 2 resorts. This will be our one location in Singapore.

INITIALS	
Landlord	Tenant
[signature]	[signature]

GENIUS BREAKFAST

Morning till 12pm

Smashed Avocado - 75 V DF (GF opt)
Delicious and incredibly nutritious, made from local avocados. Smashed avo + local sourdough toast + dukkah + herbs + fresh lemon + balsamic glaze

Scrambled Eggs - 85 VG DF (GF opt)
Our scrambled organic eggs are pimped up with rocket + cherry tomatoes + fresh mixed herbs + dukkah + local sourdough toast. Simple, yet completely satisfying.

Breakfast Burger or Wrap - 85 VG DF (GF opt)
The ultimate breakfast experience, with your choice of house made charcoal bun, wrap or GF bread. House made hash brown + lettuce + tomato + organic egg + avocado + house made mayo + ketchup

Genius Pancakes - 85 GF V NF
Our super healthy and truly GENIUS pancakes, loaded with fresh local fruit + vegan ice cream + coconut syrup. High in fibre, protein and good fats.

Why else are our Genius pancakes special?

Free from wheat (and other grains), low in sugar, digestible carbohydrates and calories, and low on the glycemic index. A fantastic breakfast, with no dairy or added fat.

Eggs, Greens & Pesto - 90 VG DF (GF opt)
A BIG, healthy breakfast. Scrambled organic eggs + sautéed spinach + grilled mushrooms + rocket + fresh herbs + cherry tomatoes + dukkah + pesto + local sourdough toast + balsamic reduction

Create your own breakfast - Genius Style! + 25

Avocado I Sauteed spinach I Organic eggs, any style I Potato hash browns I Grilled mushrooms I Sourdough bread OR House made GF bread I Fresh coconut syrup I Strawberry OR Vanilla yoghurt I Soy milk I Coconut milk I Almond milk I Cashew milk I Fresh milk




Smashed
Avocado

GENIUS BREAKFAST

Morning till 12pm

Genius Granola - 70 VG DF
Chocolate or Vanilla organic granola + dried fruit + coconut + banana + coconut syrup + your choice of healthy yogurt + milk

House made Vegan Yogurt:
Plain or Strawberry

Milk Options:
Cashew I Almond I Coconut I Fresh I Soy

Potato Hash - 70 VG DF (GF opt)
Bring on the Genius-style potato hash brown! House made potato hash browns + rocket + avocado + poached organic egg + mayo + ketchup + herbs + cherry tomato salad + sunflower seeds

Savoury French Toast - 70 VG DF (GF opt)
Two slices of local sourdough bread, soaked in a fresh herb-infused egg mix. The Genius way to have eggs n' toast + tomato salsa + fresh herbs + tomato sauce. Filling and moorish!

The Healthy Chia Seed Breakfast - 75 V DF
This high-protein, nutrient-dense seed packs a big punch of energy. Chia seeds promote healthy skin, support the heart and digestive system, while building stronger bones. Chia seeds + fresh banana + house made coconut milk + granola + coconut syrup. The healthy version of coco pops!
Chocolate I Vanilla

Green Machine Fritters - 75 VG DF GF
A favourite brekky option at Genius Café, filled with greens. Great for your body's natural defenses with your optimal health in mind. Two fritters + rocket + herbs + cherry tomato salad + house made plant-based raita + pesto + dukkah + balsamic glaze


Savoury French Toast
Green Machine
Genius
Healthy Chia Seed Breakfast

GENIUS FOOD

NATURAL GENIUS : FRESH : NO ARTIFICIAL COLOURS : NO ARTIFICIAL FLAVOURS : PRESERVATIVE FREE : LOCAL : ORGANIC INGREDIENTS* : HANDMADE : WITH LOVE

*When Available

GENIUS BREAKFAST

Morning till 12pm

Tropical Fruit Platter - 55 V DF GF
Straight from the local Balinese farmers to your plate, this fruit platter changes daily and depends on the seasons and the best available fruits of the day. We thank the farmers of this land for their contribution and dedication.

Genius Smoothie Bowls - 70 V DF
Refreshing, filling, healthy and deliciously thick smoothie bowls. If you are new to a "smoothie bowl", you'll love that it's got the texture of ice-cream, only healthier... Hence why we like to call it "nice-cream", meaning nicer for your health!

The Hulk - Banana + spinach + cucumber + local spirulina + chia seeds + granola

Elvis - Peanut butter + raw cacao + banana + chia seeds + raw peanut butter slice + granola

Red Dragon - Dragon fruit + banana + chia seeds + coconut + granola

Bali Tropical Bliss - Pineapple + mango + banana + chia seeds + coconut + granola

The "Berry" Genius - Mixed berries + banana + lime + coconut + strawberries + granola

Oatmeal - 70 V
Oats are loaded with important nutrients and antioxidant plant compounds (polyphenols). A simple breakfast fuelled by nature, which keeps you going throughout the day.

Oats + fresh apple + roasted nuts + dried fruit + coconut + sunflower seeds + house made coconut syrup + your choice of milk

Milk Options:
Cashew I Almond I Coconut I Fresh I Soy


Tropical Fruit Platter



LUNCH & DINNER

10am till 10pm

BBQ Baby Corn Skewers - 45 V GF DF
Grilled baby corn + plant-based house made Mexican mayo + cumin + fresh herbs

Tangled Fries - 50 VG GF DF
A bunch of thin, crispy potato fries + house made mayo + ketchup

Beetroot Dip - 50 V DF (GF opt)
House made beetroot hummus + wood-fired house made flatbread + locally made corn chips

Traditional Hummus - 50 V DF (GF opt)
House made hummus + wood-fired house made flatbread + locally made corn chips

Baba Ganoush - 50 V DF (GF opt)
Eggplant dip + wood-fired house made flatbread + locally made corn chips + splash of love

Potato Chunks - 55 VG GF DF
Super crispy chunks of potato + rosemary + house made mayo + ketchup

Holy Guacamole - 55 V DF (GF opt)
It's holy and it's guacamole + tomato salsa + house made flatbread + locally made corn chips

Vegan Tacos - 65 DF EF
Soft tortilla tacos with chilli corn salsa + tempe + shredded cabbage + capsicum + onion + plant-based house made Mexican mayo + plant-based house made sour cream + fresh lime
Chicken + 25 | Prawns + 30

3 Heavenly Dips - 75 V DF (GF opt)
Perfect with a beer, so you can nibble before dinner while enjoying the ocean view.

Beetroot hummus + traditional hummus + baba ganoush + warm olives + dukkah + olive oil + balsamic glaze + wood-fired house made flatbread + locally made corn chips


Holy
Guacamole



LONGEVITY BOWLS

Big salad bowls of goodness, that fuel your Genius!

Happiness Bowl - 70 V GF DF
A salad filled with happiness. Super fresh, light and deliciously nourishing.
Organic mixed lettuce + avocado + heritage black rice + alfalfa sprouts + tomatoes + roast pumpkin + fresh herbs + nuts + seeds + house made pickled cucumbers
Tempe + 15 | Chicken + 25 | Prawns + 30

Flavours of Asia Bowl - 75 V GF DF
This gorgeous Asian-inspired bowl is overflowing with vibrant ingredients. Crispy fried onion + rice noodles + fresh herbs + mixed lettuce + coloured cabbage + crispy rice paper + satay almond dressing + spicy nuts + seeds for extra crunch. A favourite of the local yogis. Served in a BIG glass jar!
Tempe + 15 | Chicken + 25 | Prawns + 30

Vegan Nachos Bowl - 75 GF DF V EF
Nachos... Vegan style... what does that even mean?! Chef Cynthia Louise has come up with a #geniusidea for you to have your nachos, while keeping your health on track. Fresh locally made corn chips + plant-based cheese + plant-based sour cream + sweet chilli sauce + guacamole + beans + corn salsa + cherry tomato salsa

Hippie Macro "Glow Bowl" - 90 V DF
Organic steamed greens + beans + broccoli + soba noodles + mixed lettuce + edamame + avocado + nuts + seeds + togarashi dressing + fresh lemon
Tempe + 15 | Chicken + 25 | Prawns + 30

Mexican Bowl of Glory - 95 V DF (GF opt)
Cherry tomato salsa + local red beans + mixed cabbage + coriander + corn salsa + guacamole, house made plant-based sour cream + house made Mexican sauce + house made flatbread + corn chips
Tempe + 15 | Chicken + 25 | Prawns + 30

Falafels Bowl - 95 V DF (GF opt)
The more variety of colours in the food you eat, the more nutrients you get.. House made falafels + fresh herbs + spices + house made plant-based raita + mixed organic lettuce + cherry tomato salsa + avocado + creamy hummus + dukkah + house made flatbread or GF bread option
Tempe + 15 | Chicken + 25 | Prawns + 30





GENIUS SOUPS

Heavenly Tomato - 80 V DF (GF opt)
Old-fashioned tomato soup for many of us is a comfort food. Our version calls forth no fat or dairy, yet is super tasty, using fresh local ingredients. Classic tomatoes + onions + garlic + served with wood-fired house made flatbread, local sourdough or GF bread

Green Goddess - 85 V DF (GF opt)
Broccoli + peas + leeks + zucchini + spinach + leafy greens + your choice of wood-fired house made flatbread, local sourdough or GF bread

Sunset Yellow - 85 V DF (GF opt)
Sweet corn + pumpkin + lemongrass + ginger + carrots + kaffir lime + cashews + your choice of wood-fired house made flatbread, local sourdough or GF bread

Potato, Leek & Asparagus - 85 V DF (GF opt)
A super creamy soup without the dairy, with the texture to match, leaving you with a "cuddle from the inside out". Potato + leeks + asparagus + your choice of wood-fired house made flatbread, local sourdough or GF bread

Chicken Noodle - 90 GF NF EF
Made with our very own chicken stock (no powdered stock) using probiotic-raised chickens + rice noodles + carrots + broccoli + beans + celery + mushrooms + fresh herbs


Heavenly Tomato


Green Goddess


Genius Soups

MAINS

Genius Nasi Goreng - 65 DF NF GF VG
Nasi Goreng is made all over the island of Bali. Ours is done the traditional Balinese way using only fresh ingredients made into a paste called Bumbu Bali. Organic GMO free local rice + shredded cabbage + carrot + celery + sprout + spinach + egg + sambal matah + acar
Tempe + 15 I Chicken + 25 I Prawns + 30

Thai Red Curry - 85 GF DF NF EF
This utterly scrumptious red curry is simmered in fresh coconut milk, a bit spicy and a little sweet. A much healthier version to the standard Thai takeaway, capsicum + mushrooms + apple eggplant + cherry tomatoes + carrots + fresh herbs + baby corn + green beans + lime + organic GMO-free local rice
Tempe + 15 I Chicken + 25 I Prawns + 30

BumBu Bali - 90 V GF DF
A special local curry made in most Balinese homes, across this magical island. Simmered in freshly made coconut milk, the curry is yellow and fragrant from its unique spices, which grow wild throughout Bail. Filled with carrots + mushroom + apple eggplants + organic GMO-free local rice + fresh herbs. Enjoy this authentic taste!
Tempe + 15 I Fish + 20 I Chicken + 25 I Prawns + 30

Genius Curry - 90 V GF DF
Fragrant, yes, a little spicy yes... and sweet, ohhh yes! This curry is filled with delicious apple eggplants + carrots + mushroom + fresh herbs + organic GMO-free local rice + a sprinkle of love
Tempe + 15 I Fish + 20 I Chicken + 25 I Prawns + 30

Khichdi - 90 V DF GF
Ayurvedic dish made of balanced whole foods, rich in protein and simmered with a variety spices. Yellow mung lentils + organic GMO-free local rice + fresh curry leaf + steamed greens + plant-based raita + tomatoes + fresh herbs. A wonderfully warming Indian dish that serves your health.

Creamy Mushroom Pasta - 90 V DF (GF opt)
Imagine this... Super creamy mushroom sauce and pasta, that's also dairy free? You can find it at Genius Café! Mushrooms + cashews + thyme + rosemary + pasta or GF pasta option. This pasta dish is next level good! And, if you want you CAN add parmesan :)


Bumbu
Bali


Khichdi

MAINS

Genius Veggie Bolognese - 90 V DF (GF opt)
Filled with the flavours of a "standard" bolognese sauce, it satisfies the deep cravings of those looking for a hearty pasta dish of red-sauce deliciousness - vegetarian-style. Carrots + mushrooms + tomatoes + basil + oregano + pasta or GF pasta option

Fish & Chips - 90 GF DF NF
Fresh fish of the day in our GF batter + house made tartare + tomato sauce + crispy potato chunks

Pepes Ikan - 90 GF DF
Very traditional fish dish, from an ancient Balinese recipe passed down from generation to generation. Fresh fish wrapped in banana leaf + spices + beans + spinach + broccoli + fresh herbs + spicy sambal sauce + organic GMO-free local rice

Roast Duck - 120 GF DF
This dish was a huge success on Christmas Day, so now that we've kept it on the menu, you can enjoy our Bali Christmas dinner, all year round! Twice-cooked duck leg + sautéed organic greens + broccoli + beans + house made potato rosti + caramelised onions + creamy mushroom sauce

Kung Pao Chicken (or Tempe) - 120 (Chicken) 90 (Tempe) DF GF
Genius-style Kung Pao Chicken, both sweet and incredibly delicious. Deep fried chicken strips tossed in our house made Kung Pao sauce + leeks + cashew + chili. Be warned, it's highly addictive!

Pesto Barra - 130 GF
Fresh grilled fish fillet + mashed potatoes + sautéed greens + broccoli + beans + organic house made pesto + cherry tomatoes + basil


Chicken
Pizza

Roast
Duck



PIZZA

Garlic - 65
Garlic + rosemary + olive oil. Free of sauce and dairy

Margherita - 90
Tomatoes + fresh basil + mozzarella

Local Mixed Mushrooms - 90
Mushrooms + parmesan + mozzarella

Banana & Honey - 90
Yep! Our Genius dessert pizza is topped with fresh banana + cinnamon + honey + mozzarella. Yummm

Vegetarian - 100
Mushroom + capsicum + onions + baby spinach + fresh basil + olives + rocket + mozzarella

Pumpkin Ricotta -110
Roast pumpkin + ricotta + balsamic onion + pesto + rocket + mozzarella

BBQ Chicken - 115
House made BBQ sauce + organic chicken + onion + capsicum + mozzarella

Ultimate Cheese - 115
Parmesan + feta + bocconcini + mozzarella

Prawn Chermoula - 125
Prawns + spicy chermoula sauce + mozzarella

++ Vegan cheese option available


Banana and Honey Pizza


Ultimate Cheese Pizza

BURGERS & WRAPS

All served with house made sauces & crispy smashed potato chunks

Mexican Vegetarian Cheese Quesadilla - 65 VG
Tortilla filled with local hand-crafted cheese + onion + Mexican seasoning + guacamole + corn salsa + tomato salsa + fresh herbs + house made Mexican sauce + crispy potato chunks
Beans + 15 I Chicken + 25 I Prawns + 30

Mexican Vegetarian Fajitas - 70 VG DF
Tortilla + capsicum + onion + mushroom + fajita seasoning + guacamole + plant-based house made Mexican sauce + tomato salsa + corn salsa + fresh mixed herbs + crispy potato chunks
Beans + 15 I Chicken + 25 I Prawns + 30

Mexican Vegetarian Quesadilla - 70 VG DF
Tortilla + hand-crafted cheese + capsicum + mushroom + onion + guacamole + corn salsa + tomato salsa + house made plant-based Mexican sauce + fresh herbs + crispy potato chunks
Beans + 15 I Chicken + 25 I Prawns + 30

Chicken Burger or Wrap - 90 DF (GF opt)
Organic chicken breast + tomato + balsamic onions + house made pickled cucumber + house made pickled beetroot + fresh lettuce + tomato sauce + house made mayo + crispy potato chunks + house made charcoal bun or GF bread option

Fish Burger - 90 DF (GF opt)
Grilled fish + house made pickled cucumber + house made pickled beetroot + tomato + lettuce+ house made tartar sauce + crispy potato chunks + house made charcoal bun or GF bread option

Mushroom Burger or Wrap - 90 VG DF (GF opt)
Marinated portobello mushrooms + balsamic onions + tomato + house made cucumber pickles + lettuce + house made mayo + tomato sauce + crispy potato chunks + house made charcoal bun or GF bread option

Falafel Wrap - 95 DF V
Genius-style house made falafels + fresh herbs + spices + house made flat bread + tabbouleh + beetroot hummus + shredded cabbage + beetroot spread + plant-based raita dressing + crispy potato chunks

Aussie Chicken Burger - 120 DF (GF opt)
House made chicken pattie + caramelised onions + pineapple + fried egg + house made pickled beetroot + pickled cucumber + tomato + lettuce + tomato sauce + mayo + crispy potato chunk + house made charcoal bun or GF bread option

Genius Veggie Burger or Wrap - 120 VG DF (GF opt)
House made veggie patty + caramelised onion + pineapple + fried egg + house made pickled cucumber + house made pickled beetroot + tomato + lettuce + tomato sauce + house made mayo + crispy potato chunks + house made charcoal bun or GF bread option

GENIUS RAW DESSERTS

All are dairy, egg and gluten free, AND still hit that sweet craving... these treats are ADDICTIVE

Triple Mocha Chocolate Slice - 55 DF GF EF
Espresso coffee + delectable chocolate in a decadent slice + dates + vanilla + cashews + coconut + cacao + coconut sugar + salt

Cranberry Slice - 55 DF GF EF
Our cranberry slice is held together with coconut + cashews + chia seeds + coconut nectar + cacao

Rich Dark Chocolate Brownie - 55 DF GF EF
Chewy, dense, yet rich in flavor, these brownies are packed full of nutrition, by using local nuts, seeds + our in-house "RAW" 100% cacao chocolate... A healthy temptation!

Lemon Coconut Slice - 55 DF GF EF
Freshly made coconut butter + local vanilla + organic lemons + dates + coconut nectar bring together this incredibly refreshing slice of zestiness

Peanut Butter Slice - 55 DF GF EF
Our in-house peanut caramel makes an appearance, alongside a mix of nuts + seeds + coconut + vanilla + honey + topped with our "RAW" 100% cacao chocolate

Walnut Chocolate Fudge - 55 DF GF EF
Walnuts represent the human head, skull and brain, wow! They also contain nutrients that are highly beneficial for healthy brain functions, such as omega-3 fatty acids and vitamin E. So try this and increase your genius level, with chunky walnuts + coconut + cacao + coconut nectar + salt + raisins

Bounty Bar - 55 DF GF EF
Healthy chocolate + coconut are a match made in tasty heaven. With the addition of cashews, this makes for a wonderful afternoon snack, as all these ingredients contain beneficial fats

Choco Crunch - 55 DF GF EF
Its epic! Chocolate crunchy slice filled with puffed rice + coconut + peanuts + coconut + golden raisins + cranberry + coconut nectar

Beetroot Cake - 60 DF GF EF
A slice of cake that's filled with beetroot flavour + coconut + phylum + almonds + coconut nectar + cacao + chia seeds + dates + currants + love



We do birthday cakes on request!!
700k+ + (ask our staff)



● GF = Gluten Free ● DF =Dairy Free ● V =Vegan ● VG =Vegetarian
● EF = Egg Free ● NF =Nut Free

LITTLE GENIUS MENU (Kids Only)

Local Sourdough Bread Toast with local Jam + Chocolate Spread - 30

Tropical Fruit Plate - 30

Fresh Organic Eggs Scrambled with Sourdough Toast - 40

Organic Fried Eggs Sunny Side Up, with Sourdough Toast - 40

Red Dragon Mini - 50

Genius Pancakes - 50

Potato Chunks or French Fries - 25

Guacamole with Corn Chips + Sourdough Bread - 30

Veggie Sticks with House Made Hummus - 30

Genius Pasta, Tomato Sauce - 30

Genius Pasta, Creamy Mushroom Sauce - 40

Fish, Steamed Veggies + Local Rice - 50

Pizza Margherita - 50

Pizza Veggie - 55

Pizza BBQ Chicken - 60

Pizza with Mushrooms - 55

Pizza Banana + Honey - 50

Frozen Ice Block, Fruit Juice - 30

Ice Cream Kokolato - 55


Toast with House Made
Jam + Chocolate Spread


Pancakes

MONTHLY HIGHLIGHTS
2019 JUNE & JULY

	Gl	Btl
COCKTAILS		
Free the Red Dragon vodka, red dragonfruit & honey.	110	
Chrysanthemum vodka, chrysanthemum, lemon juice & osmanthus syrup.	100	
WINES & SPARKLING		
WHITE **Sababay Reserve White, Chardonnay + Muscat Saint Vallier 2017, Bali** fresh & dry with tropical fruits and hints of green apple.	90	450
RED **Sababay Reserve Red, Cabernet Sauvignon + Alphonse Lavaliee, 2017, Bali** oaky redcurrant, blackberries with a trace of vanilla.	90	450
SPARKLING **Cinzano, Prosecco DOC, Italy**		850
IMPORTED CRAFT BEERS		90
Poleeko Pale Ale Anderson Valley, USA, 5%abv, crisp & refreshing, with lemon aromas.		
Summer Soltice Anderson Valley, USA, 5%abv, an adult's cream soda, with sweet vanilla flavour,		

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

GENIUS HIGHLIGHTS

MONTHLY HIGHLIGHTS
2019 JUNE & JULY

	Btl
## GENIUS TEAS	45

Chrysanthemum & Goji Berries
a traditional & popular Chinese tea that's high in antioxidants and known to help improve eye health & dry eyes, especially after long hours behind the screen or due to aging. a highly recommended hydrating tea for the hot days.

Goji Berries, also known as Wolf Berries. In TCM, they make eyes brighter, clear heat, strong bones, remove back pain, nourish liver & kidney. Beneficial over long time use. Used for cooking, soups, teas, desserts and smoothies.

Eight Treasures
a popular naturally health booster is believed to improve blood circulation, raise energy levels, boost immune system, aid liver function, hydrate dry skin, fight fatigue, have clearer breathing, and can help women in maintain their menstrual cycle.

There are different varieties of Eight Treasures with varying recipes. Common ingredients include Jasmine tea, chrysanthemum, goji berries, jujube, longan, licorice root, American ginseng, dried orange peel and rock sugar.

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

	Gl	Btl
GENIUS SODAS	35	
ENLIGHTENING KOMBUCHA	45	120

GENIUS SODAS

120 for any Genius Soda with 30ml vodka

Berries Lift-Me-Up
strawberries, mint, lime, vanilla, grapefruit oil, coconut sugar & soda.

Cool Genius
peppermint oil, fresh mint, chlorophyll & lime with soda.

Nippy Beach
cucumber, mint, lime, coconut sugar, lemongrass & soda.

Genius Lemonade
lemon, cane sugar syrup & soda.

Genius Black Lemonade
Genius Lemonade & activated charcoal.

Pink Lemonade
Genius Lemonade & red dragonfruit.

Cucumber Chillis
cucumber, pineapple, lemon juice, cane sugar syrup, chilli & basil with soda.

ENLIGHTENING KOMBUCHA

Homemade kombucha filled with love and all-natural ingredients.
Our kombucha is also caffeine-free and free of refined sugars.
Add vodka to make it drunk Kombucha - 45k +

Rosella
Ginger + Tumeric

SPARKLING WATER

Balian Sparkling	30
Balian Still	27

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

	Gl	Pot
GENIUS TEA		40
Balinese Black Chamomile English Breakfast Green Rosella Flower Fresh Ginger-Lemon-Honey Fresh Mint		
* Extra Tea Bag: 10k		
SPICE LATTE		
Chai	35	
Ginger	35	
Turmeric	35	
ICED TEAS	30	
Fresh Ginger-Lemon Fresh Rosella		

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

	Cup	Mug
GENIUS COFFEE		
All our coffees are organic		
Espresso	30	
Macchiato	30	
Long Black	30	40
Cappuccino	35	50
Cafe Latte	35	50
Flat White	35	50
Iced Coffee	35	
***Extra Shot +10k**		
Affogato a shot of Genius espresso, dairy free vanilla ice cream, local coconut sugar.	60	
Genius Chocolate organic cacao powder & fresh milk.	45	60
Chili Genius Chocolate organic cacao powder, cayenne pepper & fresh milk.	45	60
Milk Options fresh coconut milk I cashew milk I soy milk.	10	15

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

GI

GENIUS SMOOTHIES 45

Bali Bliss
THE perfect virgin piña colada.
pineapple, coconut, vanilla, dates & lime.

Green Goddess
a clean nourishment that's packed natural energy.
banana, avocado, spinach, cashew milk & dates.

Dragonberry Healer
Nature's deep pink fruit. a healer at its best.
strawberries, red dragon fruit, lychee & dates.

Quiet Monkey
don't let the monkeys steal this creamy treat from you!
cacao, banana, vanilla, honey & cashew milk.

Jumpy Monkey
uh oh! The Quiet Monkey sipped a Genius espresso!
cacao, banana, vanilla, honey, Genius espresso & cashew milk.

Protein Boost
a nutritious vanilla smoothie packed with minerals.
coconut water, coconut pulp, cashews, vanilla & maca powder.

GRANITAS 45

Strawberry
Lemon & Mint
Lychee

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

SMOOTHIES, JUICES & SHAKES

JUICES

GI

pimp up your juice with 30ml vodka for 120 45

Fresh Juices
make your own or choose from our great mixes below
Orange I Pineapple I Watermelon I Papaya I Mango, seasonal.

Immune Boost
say hello to our immunity-boosting juice.
orange, pineapple, carrot, turmeric, ginger & lemon.

Sanur Sunrise
good morning Sanur!
pineapple & orange.

Clean Green
best detox drink in Sanur.
cucumber, local greens, lime, apple, with fresh mint & coriander leaves.

Tropical Beauty
a little hydration after the sun.
watermelon, fresh mint & ginger.

FRESH COCONUTS 30

Naked
a pure, young fresh coconut.

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

SMOOTHIES, JUICES & SHAKES

GI

GENIUS SHAKES

45

Chocolate
organic chocolate syrup, fresh coconut milk, chocolate ice cream & whipped coconut cream.

Vanilla
organic vanilla bean, fresh coconut milk, vanilla ice cream & whipped coconut cream.

Mocha
organic espresso shot, chocolate syrup, fresh coconut milk, mocha ice cream & whipped coconut cream.

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

SPIRITS

	Gl	Btl
VODKA		
Iceland, Bali	60	600
Skyy, USA	70	1450
GIN		
Empire, Bali	50	600
Bombay Sapphire, UK	85	1800
Hendricks's, Scotland	85	1800
WHISK(E)Y		
Drum, Bali	50	600
Wild Turkey 81, USA	75	1700
Old Bushmill, Ireland , USA	95	1900
RUM		
Blanco, Bali	50	600
Appleton white 145000, USA	75	1450

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

GENIUS COCKTAILS

Try one, you might just get addicted!

	Gl	Btl
Vodka Espresso vodka, Kahlua & Genius cold brew.	105	
Chili Guava vodka, guava juice, purple basil & a hint of chilli.	110	
Sweet Soursop vodka, fresh soursop & lime juice.	110	
Classic Mojito vodka, fresh sugarcane juice, lime & mint leaves.	110	
Genius Colada rum, coconut liquor, crushed pineapple, fresh coconut milk & vanilla.	135	
Raspberry Bellini Sababay Moscato de Bali, raspberry vodka, homemade raspberry puree & fresh raspberry.	135	

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

	Gl	Btl
CLASSICS & TWISTS **The classics we all love, with a fun twist**		
Moscow Mule vodka, homemade ginger beer & lime juice.	100	
Island Gentleman Appleton white, Campari, Cinzano extra dry & spiced tonic.	125	
The Russians, Black OR White		
black – vodka & Kahlua.	125	
white – vodka, Kahlua & coconut cream.	135	
Balinese Highball Wild Turkey 81, homemade ginger beer & lime.	135	
Genius Island Iced Tea long island iced tea revamped. vodka, gin, rum, Grand Marnier, lemon juice, lime juice, goji syrup & black tea.	160	

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

GENIUS JUGS

	Gl	Jug
Genius Red Sangria an epic, refreshing twist on sangria. rum, triple sec, sugar syrup, orange juice, red wine, mint, & soda.	100	250
Gin Mania next level Gin & Tonic. gin, lime, lemon, cucumber, orange essential oil, rosemary & tonic water.	100	250

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

COCKTAILS

BEER

	Gl	Btl
Bali Hai		45
Prost		45
San Miguel Light		45
Corona		90
Guinness		90

CIDERS

	Gl	Btl
Albens Apple I Mango I Strawberry		45

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

	Gl	Btl
## WINES & SPARKLING WINES	75	375

WHITE
Sababay White Velvet, Muscat Saint Vallier 2017, Bali
dry with tropical fruits and hints of green apple.

RED
Sababay Black Velvet, Cabernet Savignon + Alphonse Lavaliee, 2017, Bali
redcurrant, blackberries with a trace of vanilla.

SPARKLING
Sababay Moscato de Bali, Muscat Saint Vallier, Bali
refreshing, slightly sweet with whiffs of honeydew melon, peach and jasmine.

All Prices are in Rupiah (000) and are subject to 11% VAT and 10% service charge, which goes directly to our awesome staff.

SAVING THE PLANET, ONE STEP AT A TIME

CORNSTARCH STRAWS ON REQUEST

these are biodegradable and a step in the right direction.
Please ask your server for details


HAPPY HOUR 5 - 7PM DAILY
Buy 1 get 1 Free
ALL DRINKS ON HAPPY HOUR EXCEPT
CRAFT BEERS & MONTHLY HIGHLIGHTS
CONNECT WITH US
@eibeachclub
@geniuscafebali
Rate us on Trip Advisor


GENIUS CAFE
+62 8113888568 I geniuscafebali.com I reservations@geniuscafebali.com

1092/100000218

TURNOVER REPORT

TO:
Leasing Department
Fax No.: 6694 4381
MONTHLY REPORT OF DAILY GROSS SALES
For the month of ____________

Company/ Shop Name: ______________________Unit(s) No: __________________

Date	Sales $ (exc. GST)	No. of Transactions
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Certified By: ____________________ Contact No. ______________________

Name: ____________________ Hp No: ______________________

Designation: ____________________ Tel No.: ______________________

Date: ____________________ Fax No.: ______________________

Company Stamp: ____________________ Email: ______________________

INITIALS	
Landlord	Tenant

Far East Organization
INSPIRE BETTER LIVES

CHINA CLASSIC PTE LTD

336 RIVER VALLEY ROAD 01-01
SINGAPORE 238366
TEL +65 6225 5336
FAX +65 6694 4381

COMPANY REG NO. 199503375W

Date: 11 JUL 2019

ENTREPRENEUR RESORTS PTE. LTD.
3 TEMASEK AVENUE
18-15
CENTENNIAL TOWER
SINGAPORE 039190

BY HAND

Attn: Ms. Penny

Dear Sirs,

NOTICE OF POSSESSION
7 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049949
8 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049950
9 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049951
10 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049952
11 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049953
12 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049954
13 AMOY STREET 01-01 (INCLUDING OUTDOOR AREA) FAR EAST SQUARE SINGAPORE 049955
("Premises")
TERM: 1 OCTOBER 2019 TO 30 SEPTEMBER 2022
SHOP NAME: GENIUS CENTRAL, SINGAPORE

1 We hereby give you notice that you may access the Premises on **1 August 2019.** Your Fitting Out Period is **two (2) months** commencing from **1 August 2019** and expiring on **30 September 2019.** The Fitting Out Period for the tenancy shall commence regardless of the actual date that you take over the Premises from us to commence your fitting out works.

2 Kindly take note of the following:-

(a) Fitting Out Documents

Please contact **Ms. Fangyu ZHANG of Retail Operations** at Tel: **+65 6593 3257** with regard to the handover of the Premises and approval of the fitting out works/renovation works. Please note that you are required to furnish us and/or the Management Corporation of the Building (if any) with the following documents and payments:-

(i) Letter of Undertaking / Authorisation and Indemnity, duly completed and signed.

(ii) Copies of insurance policies and drawing plans as specified in the Fitting-Out Manual and any other documents or payments that are required to be submitted.

(iii) A cheque for the sum of **S$8,000.00** made in favour of **"CHINA CLASSIC PTE LTD"** being payment of the Fitting Out Deposit.

3 We wish to highlight to you that the permit to commence fitting out works/renovation works at the Premises will only be issued to you after all fitting out plans and required forms are duly completed by you and submitted to us and approved by us, the Management Corporation of the Building and/or the authorities and the administrative fee, fitting out / renovation deposit, charges for the temporary power or water supply or any other disbursements are paid to us and/or the Management Corporation where applicable.

4 The tenancy of the Premises for **three (3) years** shall commence on **1 October 2019** and expire on **30 September 2022.**

5 Should you require clarification pertaining to the tenancy or other matters, please contact **Ms. Cynthia Pei Sze YONG** at Tel: **+65 6593 3313** (O) or **Retail Business Group** at Tel: **+65 6225 5336** for assistance.

Yours faithfully
For and on behalf of,
CHINA CLASSIC PTE LTD

Kuah Kian Tat, Manager
Retail Leasing
Retail Business Group